UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Ohr Pharmaceutical, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 3, 2017

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Ohr Pharmaceutical, Inc. (the “Company”) to be held on April 14, 2017 at the offices of Troutman Sanders LLP located at 875 Third Avenue, New York, New York 10022, commencing at 11:00 a.m., local time.

At the Annual Meeting, you will be asked to consider and vote upon a number of important matters listed in the following Notice of Annual Meeting and more fully addressed in the Proxy Statement included with this letter.

The Company’s Board of Directors believes that a favorable vote for the matters described in the attached Notice of Annual Meeting and Proxy Statement is in the best interest of the Company and its stockholders and recommends a vote “FOR” such matters. Accordingly, the Company urges you to review the accompanying material carefully and to return the accompanying proxy card or otherwise transmit your voting instructions as described in the accompanying proxy card promptly.

Whether or not you plan to attend the Annual Meeting in person, it is important that your shares be represented and voted at the Annual Meeting. Please sign and return the accompanying proxy card in the postage-paid envelope or otherwise transmit your voting instructions as described on the accompanying proxy card. This will ensure that your shares will be represented and voted at the Annual Meeting, even if you cannot attend. If you attend the Annual Meeting and are the stockholder of record, you may vote your shares in person even though you have previously signed and returned your proxy.

On behalf of your Board of Directors, thank you for your investment in and continued support of Ohr Pharmaceutical, Inc.

Sincerely,

/s/ Jason S. Slakter

Jason S. Slakter
Chief Executive Officer

OHR PHARMACEUTICAL, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On April 14, 2017

To the Stockholders of Ohr Pharmaceutical, Inc.:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Ohr Pharmaceutical, Inc., a Delaware corporation (the “Company”). The Annual Meeting will be held at the offices of Troutman Sanders LLP located at 875 Third Avenue, New York, New York 10022, commencing at 11:00 a.m., local time, for the following purposes:

(1)	To elect two Class I directors to hold office until the 2020 Annual Meeting of Stockholders;

(2)	To approve a non-binding advisory resolution on executive compensation;

(3)	To ratify the selection of Malone Bailey, LLP as the Company’s independent registered public accounting firm for the 2017 fiscal year; and

(4)	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is February 13, 2017. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment thereof. As permitted by rules adopted by the Securities and Exchange Commission, the Company is furnishing the Company’s Proxy Statement, Annual Report on Form 10-K for the fiscal year ended September 30, 2016 and proxy card over the Internet to the Company’s stockholders. This means that the Company’s stockholders will initially receive only a notice containing instructions on how to access the proxy materials over the Internet. If you would like to receive a paper copy of the proxy materials, the notice contains instructions on how you can request copies of these documents.

Your vote is very important to the Company. Please read the Proxy Statement and then, regardless of whether you plan to attend the Annual Meeting, vote your shares as promptly as possible. Please see page 3 for information about voting by Internet, telephone, mail or in person at the Annual Meeting. Please note that in the absence of specific instructions as to how to vote, brokers may not vote your shares on the election of the two Class I directors or the non-binding proposal regarding the compensation of the named executive officers. You may revoke your proxy at any time before the vote is taken by delivering to the Company’s Corporate Secretary a written revocation, submitting a proxy with a later date or by voting your shares in person at the meeting, in which case your prior proxy will be disregarded. Please note that voting in advance in any of the ways described will not prevent you from attending the Annual Meeting should you choose to do so. I hope that you will attend the Annual Meeting, but even if you cannot, please vote your shares as promptly as possible.

By Order of the Board of Directors,

/s/ Ira Greenstein

Ira Greenstein
Secretary

New York, New York
March 3, 2017

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE VOTE ONLINE OR BY TELEPHONE, OR, IF YOU ELECT TO RECEIVE THE PROXY MATERIAL BY MAIL, PLEASE COMPLETE, SIGN AND DATE THE PROXY PROVIDED TO YOU AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED TO YOU, WHICH DOES NOT REQUIRE ANY POSTAGE IF MAILED IN THE UNITED STATES, IN ORDER TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING. EVEN IF YOU HAVE VOTED BY PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN A PROXY ISSUED IN YOUR NAME FROM THAT RECORD HOLDER IN ORDER TO VOTE IN PERSON.

IMPORTANT

You can help avoid the necessity and expense of sending follow-up letters to ensure a Quorum by promptly returning the enclosed Proxy Card. Please fill in, sign and return the enclosed Proxy Card in order that the necessary Quorum may be represented at the Annual Meeting. The enclosed envelope requires no postage if mailed in the United States.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY
MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
On April 14, 2017

The Proxy Statement for the Annual Meeting of Stockholders is available via email, and is available on the internet www.proxydocs.com/ohrp
Please send request to info@ohrpharmaceutical.com

OHR PHARMACEUTICAL, INC.

PROXY STATEMENT

Except as otherwise specifically noted, “Ohr,” “we,” “our,” “us” and similar words in this Proxy Statement refer to Ohr Pharmaceutical, Inc.

FORWARD-LOOKING STATEMENTS

The information in this Proxy Statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not historical in nature, including statements about beliefs and expectations, are forward-looking statements. Words such as “may,” “will,” “should,” “estimates,” “predicts,” “believes,” “anticipates,” “plans,” “expects,” “intends” and similar expressions are intended to identify these forward-looking statements, but are not the exclusive means of identifying such statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties. You are cautioned that these forward-looking statements reflect management’s estimates only as of the date hereof, and we assume no obligation to update these statements, even if new information becomes available or other events occur in the future. Actual future results, events and trends may differ materially from those expressed in or implied by such statements depending on a variety of factors, including, but not limited to those set forth in our filings with the Securities and Exchange Commission.

OHR PHARMACEUTICAL, INC.
800 Third Avenue, 11th Floor
New York, New York 10022

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

To Be Held On April 14, 2017

The Annual Meeting of Stockholders (the “Annual Meeting”) of Ohr Pharmaceutical, Inc. will be held on April 14, 2017 at the offices of Troutman Sanders LLP located at 875 Third Avenue, New York, New York 10022, commencing at 11:00 a.m., local time. The accompanying proxy is solicited by our board of directors. It is anticipated that this Proxy Statement and the accompanying proxy card will be first made available to holders of our common stock on or about March 3, 2017.

On or about March 3, 2017, we will mail a notice to stockholders containing instructions on how to access the Proxy Statement, the Annual Report on Form 10-K for the fiscal year ended September 30, 2016 and how to vote. These materials will be made available to you on the Internet, however, we will deliver printed versions of these materials to you by mail upon your request.

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS

Who is asking for my vote and why am I receiving this document?

The Board asks that you vote on the matters listed in the Notice of Annual Meeting, which are more fully described in this Proxy Statement. We are providing this Proxy Statement and related proxy card to our stockholders in connection with the solicitation by the Board of proxies to be voted at the Annual Meeting. A proxy, if duly executed and not revoked, will be voted and, if it contains any specific instructions, will be voted in accordance with those instructions.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on February 13, 2017 will be entitled to vote at the Annual Meeting. On the record date, there were 35,961,396 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on February 13, 2017 your shares were registered directly in your name with our transfer agent, Standard Registration & Transfer Company, Inc., then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the accompanying proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on February 13, 2017 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, or other nominee, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What is a proxy?

A proxy is your legal designation of another person to vote the stock you own. If you designate someone as your proxy or proxy holder in a written document, that document is called a proxy or a proxy card. Dr. Jason S. Slakter and Mr. Sam Backenroth have been designated as proxies or proxy holders for the Annual Meeting. A proxy properly executed and received by our Corporate Secretary prior to the Annual Meeting and not revoked will be voted in accordance with the terms thereof.

What is a voting instruction?

A voting instruction is the instruction form you receive from your bank, broker or other nominee if you hold your shares of common stock in street name. The instruction form instructs you how to direct your bank, broker or other nominee, as record holder, to vote your shares of common stock.

What is being voted on?

You are being asked to vote on the following three proposals:

Proposal 1 — To elect two Class I directors to hold office until the 2020 Annual Meeting of Stockholders.

Proposal 2 — To approve a non-binding advisory resolution on executive compensation.

Proposal 3 — To ratify the selection of MaloneBailey, LLP as our independent registered public accounting firm for the 2017 fiscal year.

How do I vote?

For Proposal 1, you may vote “For” or “Withhold.” For each of Proposals 2 and 3, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote:

By Internet or by telephone: Follow the instructions included in the Notice or, if you received printed materials, in the proxy card to vote by Internet or telephone.

By mail: If you received a proxy card by mail, you can vote by mail by completing, signing, dating and returning the proxy card as instructed on the card. If you sign the proxy card but do not specify how you want your shares voted, they will be voted in accordance with the Board of Directors’ recommendations as noted below.

In person at the meeting: If you attend the Annual Meeting, you may deliver a completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 5:00 p.m. Eastern Time on April 13, 2017.

If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other nominee, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of February 13, 2017.

What are broker non-votes?

When a broker, bank or other nominee returns a proxy card pursuant to which it votes certain shares but does not vote other shares because it has not received voting instructions with respect to those shares from the beneficial owner and does not have discretionary authority to vote those shares, the shares which it does not so vote constitute “broker non-votes.” “Broker non-votes” are not entitled to vote at the Annual Meeting with respect to the matters to which they apply; however, “broker non-votes” will be included for purposes of determining whether a quorum is present at the Annual Meeting. “Broker non-votes” will not have any effect on any of the proposals to be considered at the Annual Meeting.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Withhold” votes and broker non-votes, in the case of Proposal 1, and “For” and “Against” votes, abstentions and broker non-votes in the case of Proposals 2 and 3. Withhold and broker non-votes, in the case of Proposal 1, and abstentions and broker non-votes, in the case of Proposals 2 and 3, will have the effect of reducing the number of shares present and entitled to vote on the Proposals, but otherwise will not be counted as votes either for or against the Proposals.

If your shares are held by your broker, bank or other nominee, as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, the shares will be treated as broker non-votes.

How many votes are needed to approve each proposal?

Election of Directors. With regard to the election of directors (Proposal No. 1), votes may be cast for or withhold for, each nominee. In order to elect directors, a majority of the votes is not required; instead, the nominees will be elected by a plurality of the votes cast, which means that the nominees receiving the most votes will be elected. Therefore, votes that are withheld will have no effect on the outcome of the election of directors.

Approval of a non-binding advisory resolution on executive compensation. The approval of the a non-binding advisory resolution on executive compensation (Proposal 2) requires that the votes cast in favor of the proposal exceed the number of votes cast against the proposal.

Ratify the selection of selection of Malone Bailey, LLP as our independent auditors for the 2017 fiscal year. The ratification of the selection of Malone Bailey, LLP (Proposal 3) requires that the votes cast in favor of the proposal exceed the number of votes cast against the proposal.

What is the quorum requirement?

A quorum is necessary to hold a valid meeting. A quorum will be present if a majority of the outstanding shares are represented in person or by proxy at the Annual Meeting. On the record date, there were 35,961,396 shares of our common stock outstanding and entitled to vote. Thus, at least 17,980,699 shares must be represented in person or by proxy at the Annual Meeting in order to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the Annual Meeting may adjourn the Annual Meeting to another date.

How will my shares be voted if I sign, date and return my proxy card or voting instruction card, but do not provide complete voting instructions with respect to each proposal?

Stockholders should specify their vote for each matter on the enclosed proxy. The proxies solicited by this Proxy Statement vest in the proxy holders’ voting rights with respect to the election of directors (unless the stockholder marks the proxy to withhold that authority) and on all other matters voted upon at the Annual Meeting.

Unless otherwise directed in the enclosed proxy card, the persons named as proxies therein will vote all properly executed, returned and not-revoked proxy cards or voting instruction cards (1) “FOR” the election of two directors to hold office until the 2020 Annual Meeting of Stockholders; (2) “FOR” the non-binding proposal regarding approval of the compensation of the company’s named executive officers; and (3) “FOR” the proposal to ratify the appointment by the Audit Committee of Malone Bailey, LLP as our independent registered public accounting firm for the 2017 fiscal year. As to any other business that may properly come before the Annual Meeting, the persons named in the enclosed proxy card or voting instruction will vote the shares of common stock represented by the proxy in the manner as the Board may recommend, or otherwise at the proxy holders’ discretion. The Board does not presently know of any other such business

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other nominees for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card or voting instruction card?

If you receive more than one Proxy Statement or proxy card or voting instruction card, it means that your shares are registered in more than one name or are registered in different accounts. Please vote in the manner described above under “How do I vote?” for each proxy card or voting instruction card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

●	You may submit another properly completed proxy card with a later date;

●	You may send a written notice that you are revoking your proxy to our Secretary at 800 Third Avenue, 11th Floor, New York, New York 10022; or

●	You may attend the Annual Meeting and vote in person. However, simply attending the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

What are the voting recommendations of the Board?

For the reasons set forth in more detail later in this Proxy Statement, THE BOARD RECOMMENDS THAT YOU VOTE:

●	FOR THE TWO PROPOSED NOMINEES FOR CLASS I DIRECTORS TO THE BOARD NAMED IN THIS PROXY STATEMENT;

●	FOR THE APPROVAL OF THE NON-BINDING ADVISORY RESOLUTION REGARDING APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS; and

●	FOR THE RATIFICATION OF THE APPOINTMENT OF MALONE BAILEY, LLP.

Could other matters be decided in the Annual Meeting?

The Board does not know of any other business that may be brought before the Annual Meeting. However, if any other matters should properly come before the Annual Meeting or at any adjournment or postponement thereof, it is the intention of the persons named in the accompanying proxy to vote on such matters as they, in their discretion, may determine.

Who can help answer my questions about the proposals?

If you have additional questions about these proposals, you should contact Sam Backenroth, our Chief Financial Officer, at 212-682-8452.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results may be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K shortly after the Annual Meeting occurs.

When are stockholder proposals due for next year’s annual meeting?

Our stockholders may submit proposals for inclusion in the proxy material. These proposals must meet the stockholder eligibility and other requirements of the Securities and Exchange Commission. To be considered for inclusion in next year’s proxy materials, you must submit your proposal in writing by November 3, 2017 to our Secretary at our principal office, Ohr Pharmaceutical, Inc., 800 Third Avenue, 11th Floor, New York, New York 10022.

We have received no such notice for the 2017 annual meeting.

In addition, our by-laws provide that a stockholder may nominate one or more persons for election as director or directors at a stockholders’ meeting if written notice of intent to make such nomination or nominations has been given either by personal delivery or by mail to the Secretary of the Company not less than 90 days before the meeting of stockholders at which such election is held. Each such notice must state (i) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (iv) the consent of each nominee to serve as a director of the corporation if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

PROPOSAL 1: - ELECTION OF DIRECTORS

Nominees for Class I Directors

The Board of Directors recommends the election of the two nominees for Class I directors named below.

As provided in the Company’s Certificate of Incorporation, the Board of Directors is divided into three classes, each of which serves for a three-year term. Each Class I director elected at the Annual Meeting will hold office until the 2020 Annual Meeting of Stockholders and until his successor shall have been duly elected and qualified. Directors of the Company are elected by a plurality of the votes cast at a meeting of stockholders. Therefore, a stockholder who fails to vote, who withholds his or her vote from a nominee, will not affect the outcome of the election, provided that a quorum is present at the Annual Meeting.

The nominees to serve as Class I directors have consented to being named in this Proxy Statement and have agreed to serve if elected. If for any reason any of the nominees below shall become unavailable for election, it is intended that all properly executed and returned proxies will be voted for a substitute nominee designated by the Board, but the Board has no reason to believe that this will occur. Information concerning the one Class II director and two Class III directors, whose current terms of office will continue until the 2018 and 2019 annual meetings, respectively, is also set forth below.

June S. Almenoff, M.D., Ph.D. - Director 59

Dr. Almenoff has been a Director of Ohr since May 2013. Dr. Almenoff is currently an independent biopharma consultant and Board Director. She is the Executive Chair of RDD Pharma and an independent Board Director of Tigenix NV (Nasdaq: TIG) and Brainstorm Cell Therapeutics, Inc. (Nasdaq: BCLI). She also serves on the investment advisory board of the Harrington Discovery Institute (University Hospitals, Cleveland), the advisory board of Redhill Biopharma (Nasdaq: RDHL) and of several private companies. Recently, Dr. Almenoff served as President, Principal Executive Officer and Chief Medical Officer at Furiex Pharmaceuticals (Nasdaq). During her four year tenure, the company’s valuation increased approximately 10x culminating in its acquisition by Forest Labs/Actavis for approximately $1.2B in 2014. Furiex’s lead product, eluxadoline, a novel gastrointestinal drug, received FDA approval in 2015. Prior to joining Furiex, Dr. Almenoff was at GlaxoSmithKline for 12 years, where she held positions of increasing responsibility, including Vice President of the clinical safety organization. She served on the GSK’s senior governing medical boards, managed a diverse therapeutic portfolio supporting numerous regulatory approvals, and chaired a Pharma-FDA working group. She led the development of several pioneering systems for minimizing risk in early- and late-stage drug development; these have been widely implemented by pharmaceutical companies and regulatory agencies and were recognized with numerous awards including the Wall Street Journal Technology Innovation Award. Dr. Almenoff also worked in GSK’s Scientific Licensing group. Dr. Almenoff received her B.A. cum laude from Smith College and graduated with AOA honors from the M.D.-Ph.D. program at the Icahn (Mt. Sinai) School of Medicine. She completed post-graduate medical training at Stanford University Medical Center and served on the faculty of Duke University School of Medicine. She is an adjunct Professor at Duke and a Fellow of the American College of Physicians.

Thomas M. Riedhammer, Ph.D. - Director 68

Dr. Riedhammer has been a Director of Ohr since April 2013, and has been a Director of DepYmed, a joint venture of Ohr, since 2014. He most recently served as Chairman of Sirion Therapeutics Inc, a position he held from 2007 to 2013. Prior to that, Dr. Riedhammer served as Chief Operating Officer of Presby Corp., a medical device company engaged in the research and development of treatments for eye disorders. Prior to Presby Corp., Dr. Riedhammer served as President and Senior Vice President of Worldwide Pharmaceuticals at Bausch and Lomb from 1994 to 2000. He also held various other positions at Bausch and Lomb including: Senior Vice President, and Chief Technical Officer from 1998 to 2000, Senior Vice President and President for Worldwide Pharmaceutical, Surgical, and Hearing Care Products from 1994 to 1998, and Vice President from 1993 to 1994. He was a corporate Vice President of Paco Pharmaceuticals and President of Paco Research Corp from 1984 to 1991. Dr. Riedhammer began his career at Bausch & Lomb as a Research Chemist and was its Director, Lens Care Products R&D. He has served as Chairman and Director of Prevent Blindness Florida, Director of Prevent Blindness America, Sjogren’s Syndrome Foundation as secretary and Junior Achievement International. Dr. Riedhammer holds a B.A. in Chemistry and a Ph.D. in Electrochemistry from State University of New York at Buffalo.

Class II Director Continuing in Office

Jason S. Slakter, M.D., Chief Executive Officer, Director 58

Dr. Slakter joined Ohr as Chief Medical Officer in May 2014 and was appointed a Director in January 2015. He was appointed Chief Executive Office in September 2015. He was previously Chief Executive Officer and co-founder of SKS Ocular LLC. He is also the Founder and Director of the Digital Angiography Reading Center (DARC) in New York, which is the largest center for ocular image evaluation for clinical trials of posterior segment disease with over 900 certified clinical sites in over 44 countries worldwide. Dr. Slakter has been involved extensively in the design and application of new diagnostic and treatment modalities for ophthalmic diseases. He has played a major role in the discovery, development and commercialization of treatments for age-related macular degeneration, diabetic retinopathy, retinal vascular disease, central serous chorioretinopathy and other retinal diseases. He has provided critical assistance in the design of clinical trials at all stages of development, and has participated in numerous meetings with the FDA. Dr. Slakter served as Chief Medical Officer for Potentia Pharmaceuticals from its inception through its acquisition by Alcon Laboratories, Inc. (Novartis). Dr. Slakter is a member of The American Ophthalmological Society, The Macula Society, The Retina Society, and The American Society of Retina Specialists, and was the founder and first Editor-in-Chief of Retinal Physician journal. He has been the recipient of many awards including The Macula Society’s Richard and Hinda Rosenthal Award for outstanding contribution to the treatment of ocular disease by an individual under the age of 45, the 2003 Helen Keller Manhattan League Award, and Life Achievement Honor Award from the American Academy of Ophthalmology. Dr. Slakter is a Clinical Professor of Ophthalmology at New York University School of Medicine and has also practiced at the Vitreous-Retina-Macula Consultants of New York for over 28 years.

Class III Directors Continuing in Office

Ira Greenstein - Chairman of the Board, Director 56

Mr. Greenstein has served as a Director of Ohr since March 2007. Mr. Greenstein has served as President of Genie Energy Ltd. since December 2011. Mr. Greenstein currently also serves as Counsel to the Chairman of IDT Corporation and General Counsel to various companies, including Ohr and Global Risk Advisors, LLC, an international strategic consulting firm providing clients with innovative security and risk mitigation strategies. Mr. Greenstein had served as the President of IDT from 2001 through 2011 and Counsel to the Chairman of IDT in 2000 and 2001. He has served as a Director of IDT and General Counsel and Secretary of IDT’s subsidiary, Net2Phone, Inc. Prior to joining IDT, Mr. Greenstein was a partner in Morrison & Foerster LLP, where he served as the Chairman of that firm’s New York Office’s Business Department. Mr. Greenstein was an associate in the New York and Toronto offices of Skadden, Arps, Slate, Meagher & Flom LLP and served on the Securities Advisory Committee and as secondment counsel to the Ontario Securities Commission. Mr. Greenstein serves as Chairman of the Board of NanoVibronix, Inc. and on the Boards of Directors of Document Security Systems, Inc., Enerpulse Technologies, Inc. and Regal Bank of New Jersey. Mr. Greenstein received a B.S. from Cornell University and a J.D. from Columbia University Law School where he serves as a member of the Dean’s Council.

Orin Hirschman - Director 48

Mr. Hirschman has served as a Director of Ohr since March 2009. Mr. Hirschman has over 25 years of experience in money management, leveraged buyouts, restructuring and venture capital. Mr. Hirshman has been the manager of AIGH Investment Partners, LP since 2011. From 1994 until 2001 Mr. Hirschman served as a co-manager of two private investment funds, Adam Smith Investment Partnerships and Adam Smith Investment Partners, Ltd (the “Adam Smith Funds”). In addition to Mr. Hirschman’s private placement investments over the last thirteen years, the Adam Smith Funds, and AIGH Investment Partners, LP, his experience in the securities industry includes tenures with Wesray Capital, the investment firm founded by former U.S. Secretary of the Treasury William E. Simon, and Randall Rose & Company, a $100 million money management firm based in New York. Mr. Hirschman has been actively involved in the financing and structuring of over 70 companies, including many high technology companies. Mr. Hirschman has served as a Director of Novint Technologies Inc. since August 2013. Mr. Hirschman’s educational background includes an M.B.A. in Finance from New York University Graduate School of Business and a degree in Biology and Finance from Touro College where he graduated Summa Cum Laude.

Executive Officers of the Company

Information concerning the executive officers of the Company is set forth below:

Dr. Jason S. Slakter - Chief Executive Officer and Director 58

Please see above under the heading “Class II Director Continuing in Office”.

Sam Backenroth - Chief Financial Officer and Vice President of Business Development 33

Mr. Backenroth has served as Chief Financial Officer and Vice President of Business Development since April 2010, and has been a Director of DepYmed, a joint venture of Ohr, since 2014. Mr. Backenroth has previously worked as an investment banker with The Benchmark Company LLC, an investment banking firm specializing in micro-cap biotech transactions. While at Benchmark, he helped fund numerous small biotech companies raise in excess of $75 million of growth equity capital through a variety of structures. Mr. Backenroth also acted as an advisor to multiple public and private biotech companies in assisting with business development activities, joint ventures, licensing, strategic partnerships, and mergers & acquisitions. He graduated with honors from Touro College with a Bachelors degree in finance.

Avner Ingerman, M.D. – Chief Clinical Officer 53

Dr. Ingerman has served as our Chief Clinical Officer since February 2015. Dr. Ingerman is an ophthalmologist, with more than 15 years of pharmaceutical industry product development. He served as vice president of ophthalmology at Regeneron Pharmaceuticals, responsible for the Eylea® development program, and previously served as the clinical leader of the Lastacaft® development program at Johnson and Johnson. Dr. Ingerman has additionally served as an ophthalmology development consultant to numerous companies. Dr. Ingerman received his MD degree from the Tel-Aviv University Sackler School of Medicine. He completed his ophthalmology residency at the Rabin Medical Center in Israel. He was the R&D director of Johnson & Johnson in Israel and the UK, and the clinical leader of Alcaftadine (Lastacaft®) development. He later became the Vice President of Ophthalmology at Regeneron Pharmaceuticals, responsible for the Aflibercept (Eylea®) development program, conducted in collaboration with Bayer Healthcare.

Corporate Governance Matters

Board Leadership structure

The Board has historically separated the positions of Chairman of the Board and Chief Executive Officer, with Ira Greenstein serving as our Chairman and Dr. Jason Slakter, serving as our Chief Executive Officer. The Board believes the separation of these positions has served the Company well, and intends to maintain this separation where appropriate and practicable. We believe our leadership structure is appropriate given the size of our Company, Mr. Greenstein’s historical and strategic experience and understanding of our Company, and Dr. Slakter’s medical and scientific background, skill in drug development and management experience in the pharmaceutical industry.

The Board’s Role in Risk Oversight

The Board is responsible for our risk oversight, and each committee of the Board is responsible for risk oversight within such committee’s area of responsibility and regularly reports to the Board. Management is responsible for our risk management, including providing oversight and monitoring to ensure our policies are carried out and processes are executed in accordance with our performance goals and risk tolerance. On a regular basis, our management team identifies, discusses and assesses financial risk from current macro-economic, industry and company perspectives and provides regular reports to the Board and its committees on areas of material risk to the Company, including operational, financial, legal and regulatory as well as strategic and reputational risks.

As part of its regular reporting process, management reports and reviews with the Audit Committee our material risks, including, but not limited to, proposed risk factors and other public disclosures, and mitigation strategies and our internal controls over financial reporting. The Audit Committee also engages in regular periodic discussions with the Chief Financial Officer and other members of management regarding risks as appropriate.

The Compensation Committee considers human resources risks and risks that may result from our executive compensation programs.

Meetings of the Board of Directors

The Board met seven times during the Company’s 2016 fiscal year. Each then-serving director attended at least 75% of the meetings of the Board held during the period for which he or she was a director. Last year’s annual meeting was attended by three directors.

Independence of Directors

Each of Ira Greenstein, Dr. June Almenoff, Orin Hirschman and Dr. Thomas Riedhammer is independent under the Nasdaq Stock Market listing rules.

Interest of Management in Certain Transactions

In May 2014, the Company acquired certain assets of SKS Ocular (and affiliates; collectively referred to as “SKS”), which is a related person of Dr. Slakter, currently a director of the Company and its Chief Executive Officer. In consideration thereof, the Company paid $3.5 million in cash and 1,194,862 shares of the Company’s common stock. Dr. Slakter was not a director of the Company at the time of the transaction. In the acquisition, the Company entered into a consulting agreement with Dr. Slakter, and agreed to appoint a designee of SKS as a director of the Company. The Company is also obliged to grant to SKS Ocular up to an aggregate of 1,493,577 shares of the common stock upon reaching certain milestones. In December 2015, milestone 1 was achieved, and in May 2016, milestone 2 was achieved, resulting in the issuance of 995,718 shares of Ohr common stock to SKS Ocular 1 LLC. The last milestone will not be met. The Company also indirectly paid a total of $91,280 in fiscal year 2015, and was invoiced $267,680 in fiscal 2016, from Digital Angiography Reading Center, an affiliate of Dr. Slakter, for services rendered to the Company. In addition, in fiscal year 2015, the Company paid a total of $172,308 to Dr. Slakter in consulting fees.

Our CRO running our phase 3 trial has contracted with Jason S. Slakter, M.D., P.C., d/b/a Digital Angiography Reading Center (“DARC”), a well-known digital reading center, which is owned by Dr. Jason Slakter pursuant to our related party transactions policy, with the review and approval of the Audit Committee, to provide digital reading and imaging services in connection with the Phase 3 study. We are advised that DARC has implemented a standard operating procedure (SOP) to firewall interactions between DARC employees and Dr. Slakter.

Family Relationships

No family relationships exist between any of the executive officers and directors (or nominees for director) of the Company.

Policies and procedures for related person transactions

Our Board has adopted a written related policy with respect to related person transactions. This policy governs the review, approval or ratification of covered related person transactions. The Audit Committee of our Board manages this policy.

For purposes of this policy, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we (or any of our subsidiaries) were, are or will be a participant, and the amount involved exceeds $120,000 and in which any related person had, has or will have a direct or indirect interest. For purposes of determining whether a transaction is a related person transaction, the Audit Committee relies upon Item 404 of Regulation S-K, promulgated under the Securities Exchange Act of 1934, as amended.

A “related person” is defined as:

●	any person who is, or at any time since the beginning of our last fiscal year was, one of our directors or executive officers or a nominee to become one of our directors;

●	any person who is known to be the beneficial owner of more than five percent of any class of our voting securities;

●	any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of the director, executive officer, nominee or more than five percent beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than five percent beneficial owner; and

●	any firm, corporation, or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a ten percent or greater beneficial ownership interest.

The policy generally provides that we may enter into a related person transaction only if:

●	the Audit Committee pre-approves such transaction in accordance with the guidelines set forth in the policy;

●	the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the Audit Committee (or the chairperson of the Audit Committee) approves or ratifies such transaction in accordance with the guidelines set forth in the policy;

●	the transaction is approved by the disinterested members of the Board; or

●	the transaction involves compensation approved by the Compensation Committee of the Board.

In the event a related person transaction is not pre-approved by the Audit Committee and our management determines to recommend such related person transaction to the Audit Committee, such transaction must be reviewed by the Audit Committee. After review, the Audit Committee will approve or disapprove such transaction. When our Chief Financial Officer in consultation with our Chief Executive Officer, determines that it is not practicable or desirable for us to wait until the next Audit Committee meeting, the chairperson of the Audit Committee possesses delegated authority to act on behalf of the Audit Committee. The Audit Committee (or the chairperson of the Audit Committee) may approve only those related person transactions that are in, or not inconsistent with, our best interests and the best interests of our shareholders, as the Audit Committee (or the chairperson of the Audit Committee) determines in good faith.

The Audit Committee has determined that certain types of related person transactions are deemed to be pre-approved by the Audit Committee. Our related person transaction policy provides that the following transactions, even if the amount exceeds $120,000 in the aggregate, are considered to be pre-approved by the Audit Committee:

●	any employment of certain named executive officers that would be publicly disclosed;

●	director compensation that would be publicly disclosed;

●	transactions with other companies where the related person’s only relationship is as a director or owner of less than ten percent of said company (other than a general partnership), if the aggregate amount involved does not exceed the greater of $200,000 or five percent of that company’s consolidated gross revenues;

●	transactions where all shareholders receive proportional benefits;

●	transactions involving competitive bids;

●	transactions with a related person involving the rendering of services at rates or charges fixed in conformity with law or governmental authority; and

●	transactions with a related person involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture or similar services.

In addition, the Audit Committee will review the policy at least annually and recommend amendments to the policy to the Board from time to time.

The policy provides that all related person transactions will be disclosed to the Audit Committee, and all material related person transactions will be disclosed to the Board. Additionally, all related person transactions requiring public disclosure will be properly disclosed, as applicable, on our various public filings.

The Audit Committee will review all relevant information available to it about the related person transaction. The policy provides that the Audit Committee may approve or ratify the related person transaction only if the Audit Committee determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, our best interests. The policy provides that the Audit Committee may, in its sole discretion, impose such conditions as it deems appropriate on us or the related person in connection with approval of the related person transaction.

Nominations of Directors

Our Board of Directors does not have a separate nominating committee or committee performing similar functions and does not have a nominating committee charter. As a result, all directors participate in the consideration of director nominees recommended for selection by a majority of the independent directors. The Board believes that such participation of all directors is appropriate given the size of the Board and the level of participation of our independent directors in the nomination process. The Board will also consider qualified director candidates identified by a member of senior management or by a stockholder. However, it is our general policy to re-nominate qualified incumbent directors, and, absent special circumstances, the Board will not consider other candidates when a qualified incumbent consents to stand for re-election. A stockholder wishing to submit a recommendation for a director candidate should follow the instructions set forth in this Proxy Statement under the section above entitled “Questions and Answers about the Proposals—When are stockholder proposals due for next year’s annual meeting?”.

Our Board of Directors considers the following minimum criteria when reviewing a director nominee: (1) director candidates must have the highest character and integrity, (2) director candidates must be free of any conflict of interest which would violate applicable laws or regulations or interfere with the proper performance of the responsibilities of a director, (3) director candidates must possess substantial and significant experience which would be of particular importance in the performance of the duties of a director, (4) director candidates must have sufficient time available to devote to our affairs in order to carry out the responsibilities of a director, and (5) director candidates must have the capacity and desire to represent the best interests of our stockholders. In addition, the Board considers as one factor among many the diversity of Board candidates, which may include diversity of skills and experience as well as geographic, gender, age, and ethnic diversity. The Board does not, however, have a formal policy with regard to the consideration of diversity in identifying Board candidates. The Board screens candidates, does reference checks and conducts interviews, as appropriate. The Board does not evaluate nominees for director any differently because the nominee is or is not recommended by a stockholder.

With respect to qualifications of the members of the Board of Directors, the Board generally values the broad business experience and independent business judgment in the financial services or in other fields of each member. Specifically, with respect to Dr. Riedhammer, the Board relies on his status as a “financial expert.”

Compensation Committee

The Company’s Compensation Committee is comprised of Thomas Riedhammer (Chairman), June Almenoff and Ira Greenstein, each of whom is an independent director for purposes of the NASDAQ listing standards. The Compensation Committee reviews and recommends executive compensation, including changes therein, and administers our stock option plans. There were three meetings of the Compensation Committee during fiscal 2016.

The Compensation Committee was formed pursuant to a written charter, which can be found on our website at http://ir.ohrpharmaceutical.com/governance-documents.

Due to the size of the Company, the Compensation Committee has not delegated its authority over compensation.

Compensation Committee Interlocks and Insider Participation

Dr. Riedhammer, Chairman, Dr. Almenoff and Mr. Greenstein each served on the Compensation Committee during fiscal 2016. No executive officer of the Company serves as a member of the compensation committee or board of directors of any other entity which has one or more executive officers serving as a member of the Ohr Board of Directors or Compensation Committee.

Audit Committee

The Company has an audit committee, which consists entirely of independent directors within the meaning of the enhanced independence standards for audit committee members in the Securities Exchange Act of 1934, as amended, and the rules thereunder, as incorporated into the NASDAQ listing standards. The Audit Committee’s function is to evaluate the adequacy of the Company’s internal accounting controls, review the scope of the audit by MaloneBailey, LLP. and related matters pertaining to the examination of the financial statements, review the year-end and the quarterly financial statements, review the nature and extent of any non-audit services provided by the Company’s independent accountants and make recommendations to the Board of Directors with respect to the foregoing matters as well as with respect to the appointment of the Company’s independent accountants. The Board of Directors has determined that Dr. Riedhammer, who is an independent director, is a financial expert. The Audit Committee had five meetings in fiscal 2016, and each member attended all meetings. Members of the Audit Committee are Thomas Riedhammer (Chairman), June Almenoff and Orin Hirschman.

Audit Committee Report

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933 or the Exchange Act that might incorporate this Proxy Statement, in whole or in part, the following report of the Audit Committee shall not be deemed to be incorporated by reference into any such filings and shall not otherwise be deemed filed under such Acts.

The Audit Committee has:

●	Reviewed and discussed the audited financial statements with management.

●	Discussed with the independent auditors the matters required to be discussed under the Public Company Accounting Oversight Board Standards.

●	Received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and has discussed with the independent auditors the auditors’ independence.

●	Based on the review and discussions above, recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

The Audit Committee was formed pursuant to a written charter, which can be found on our website at http://ir.ohrpharmaceutical.com/governance-documents.

Submitted by: The Audit Committee

Thomas Riedhammer, Chairman

June Almenoff

Orin Hirschman

Executive Compensation

The table below provides information on the compensation we paid to the named executive officers in fiscal 2016, 2015 and 2014.

Summary Compensation Table

		Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary	Bonus(2)	Stock Awards	Option Awards(3)	Non- Equity Incentive Plan Compensation	Change in Pension Value and Non- Qualified Deferred Compensation Earnings	All Other Compensation(4)	Total

Jason Slakter	2016	$200,000	$175,000	$1,583,618	$—	$—	$—	$195	$1,958,813
Chief Executive Officer (1)	2015	$200,000	$—	$163,333	$247,289	$—	$—	$—	$610,622
	2014	$38,462	$—	$—	$—	$—	$—	$—	$38,462

Sam Backenroth	2016	$200,000	$107,500	$587,600	$—	$—	$—	$16,620	$911,720
Chief Financial Officer	2015	$200,000	$150,000	$—	$296,746	$—	$—	$17,877	$664,623
	2014	$177,704	$—	$—	$977,192	$—	$—	$21,530	$1,176,426

Avner Ingerman	2016	$244,615	$120,000	$—	$—	$—	$—	$16,620	$381,235
Chief Clinical Officer	2015	$132,692	$50,000	$586,800	$1,128,604	$—	$—	$12,381	$1,910,477
	2014	$—	$—	$—	$—	$—	$—	$—	$—

(1)	Dr. Slakter became Chief Executive Officer of the Company on August 7, 2015. Salary for Dr. Slakter includes salary, bonus, and consulting fees for fiscal years 2016, 2015 and 2014.

(2)	Cash bonuses for 2014 and 2015 were paid in January of 2015 and 2016, respectively.

(3)	The amounts in this column reflect the aggregate grant date fair value of equity awards granted during the applicable fiscal year, calculated in accordance with FASB ASC Topic 718 and using a Black-Scholes valuation model. Assumptions used in the calculation of these amounts are included in Note 9 of the audited financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2016.

(4)	Consists of the following for each named executive officer:

Name	Year	401(k) Company	Group Term	Health Benefits	Paid Time Off buy Back	Total Other Compensation
Jason Slakter	2016	$—	$195	$—	$—	$195
Chief Executive Officer	2015	$—	$—	$—	$—	$—
	2014	$—	$—	$—	$—	$—

Sam Backenroth	2016	$—	$195	$16,425	$—	$16,620
Chief Financial Officer	2015	$—	$—	$17,877	$—	$17,877
	2014	$—	$—	$21,530	$—	$21,530

Avner Ingerman	2016	$—	$195	$16,425	$—	$16,620
Chief Clinical Officer	2015	$—	$—	$12,381	$—	$12,381
	2014	$—	$—	$—	$—	$—

Pension Benefit

The Company has established a 401(k) plan but does not make contributions to it. The Company provides no other pension benefits.

Option Exercises

There were no options exercised by named executive officers in the fiscal year ended September 30, 2016.

Grants of Plan-Based Stock and Option Awards 2016

The following table sets forth information concerning all grants of stock options, restricted stock and other equity awards made to the named executive officers for service during the year ended September 30, 2016:

Name	Grant Date	All other stock awards: Number of shares of stock or units	All other option awards: Number of securities underlying options	Exercise Price(1)	Grant Date Fair Value of Stock and Option Awards(2)

Jason Slakter	1/9/2016	350,358	—	—	$1,583,618
Chief Executive Officer

Sam Backenroth	1/9/2016	130,000	—	—	$587,600
Chief Financial Officer

Avner Ingerman	—	—	—	—	$—
Chief Clinical Officer

(1)	The exercise price reflects the closing market price of our common stock on the day of the grant.

(2)	The grant date fair value of the stock and option awards is calculated in accordance with FASB ASC Topic 718 and using a Black-Scholes valuation model. Assumptions used in the calculation of these amounts are included in Note 9 of the audited financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2016.

Employment Agreements

Dr. Jason Slakter

On August 5, 2015, the Company’s Board of Directors authorized the restructuring of certain management positions, all of which became effective as of August 7, 2015. Jason S. Slakter, MD was appointed Chief Executive Officer of the Company succeeding Dr. Taraporewala. Dr. Slakter remained a director of the Company. Dr. Taraporewala was appointed Chief Technology Officer of the Company and remained President and a director of the Company. The employment of Dr. Taraporewala was terminated in December 2015 and he no longer holds any position in the Company.

The Company anticipates entering into an employment agreement with Dr. Slakter. Until such time, Dr. Slakter will be paid $8,333.33 bi-monthly and will be eligible for equity grants under stockholder approved equity compensation plans.

Sam Backenroth

On January 6, 2015, the Company amended its employment agreement with Sam Backenroth, Chief Financial Officer and Vice President, Business Development, to extend the term to February 28, 2016, and to provide for automatic one year extensions thereafter absent notice of termination. The employment agreement provides for an annual base salary of $200,000 for Mr. Backenroth.

Avner Ingerman

On February 26, 2015, the Company entered into an employment agreement with Dr. Ingerman, Chief Clinical Officer of the Company. The initial term of the Employment Agreement is until December 31, 2017, subject to automatic renewal for successive one year periods unless either party delivers written notice of non-renewal. Dr. Ingerman will receive (i) a base annual salary of $230,000 during the period from the hire date until December 31, 2015, $250,000 during the 2016 calendar year, and $275,000 during the 2017 calendar year; (ii) a $50,000 sign-on bonus; (iii) five-year options for 200,000 shares of common stock, which will vest over the initial term; (iv) 60,000 shares of restricted stock which will vest over the initial term; and (v) will be eligible to receive a performance bonus of $120,000 for calendar 2015, plus, at the discretion of the Company’s Compensation Committee, an additional bonus in the range of $50,000 to $100,000, and, at the end of each of calendar 2016 and 2017, and any subsequent renewal period, a bonus to be awarded at the discretion of the Compensation Committee, expected to be in the range of $100,000 to $300,000. Dr. Ingerman will also receive standard employee benefits during the term of his employment.

The Company’s Board of Directors reviews the executives’ salaries on an annual basis. Each executive may also receive an annual bonus at the discretion of the Board, in accordance with any bonus plan adopted by the Board, and will participate in the Company’s employee benefit programs, stock based incentive compensation plans and other benefits. See “Compensation Committee Report” and “Compensation Discussion and Analysis.” See “Annual Incentive Compensation” below concerning discretionary bonuses for fiscal 2016.

Change in Control Benefits

Change in control benefits are intended to diminish the distraction that executives would face by virtue of the personal uncertainties created by a pending or threatened change in control and to assure that the Company will continue to have the executive’s full attention and services at all time. Our change in control benefits are designed to be competitive with similar benefits available at companies with which we compete for executives’ talent. These benefits, as one element of our total compensation program, help the Company attract, retain and motivate highly talented executives.

Sam Backenroth

Mr. Backenroth is entitled to (1) severance pay and benefits if his employment is terminated, whether at the end of the term of his employment agreement or termination without cause, equal to 50% of his base salary at the time of termination, or (2) alternatively, in the event of a change in control of the Company, upon (i) his termination without cause, (ii) expiration of the term of his employment agreement, or (iii) as a result of a constructive termination (that is, his resignation because he has reasonably determined in good faith that his titles, authorities, responsibilities, salary, bonus opportunities or benefits have been materially diminished, that a material adverse change in his working conditions has occurred, that his services are no longer required in light of the Company’s business plan, or the Company has breached his employment agreement) which occurs: (x) concurrently with the change in control, or (y) within 12 months of the change in control, he will be entitled to receive (A) severance pay in an amount equal to $400,000, (B) the value of any accrued but unused vacation time, (C) the amount of all accrued but previously unpaid base salary through the date of termination, and (D) all of his then current employment benefits for the longer of twelve (12) months or the full un-expired term of his employment agreement. Mr. Backenroth has the right, for a period of 30 days following termination of his employment to exercise his Company options to the extent such options are otherwise vested and exercisable as of the date of termination.

Avner Ingerman

Dr. Ingerman is entitled to (1) severance pay and benefits if his employment is terminated, whether at the end of the term of his employment agreement or termination without cause, equal to 50% of his base salary at the time of termination, or (2) alternatively, in the event of a change in control of the Company, upon (i) his termination without cause, or (iii) as a result of a constructive termination (that is, his resignation because he has reasonably determined in good faith that his titles, authorities, responsibilities, salary, bonus opportunities or benefits have been materially diminished, that a material adverse change in his working conditions has occurred, that his services are no longer required in light of the Company’s business plan, or the Company has materially breached his employment agreement) which occurs: (x) concurrently with the change in control, or (y) within 12 months of the change in control, he will be entitled to receive (A) severance pay in an amount equal to $350,000, (B) the value of any accrued but unused vacation time, (C) the amount of all accrued but previously unpaid base salary through the date of termination, and (D) all of his then current employment benefits for the longer of twelve (12) months or the full un-expired term of his employment agreement. Dr. Ingerman has the right, for a period of 30 days following termination of his employment to exercise his Company options to the extent such options are otherwise vested and exercisable as of the date of termination.

Equity Compensation Plans and Other Benefit Plans

Ohr Pharmaceutical, Inc. 2016 Consolidated Stock Incentive Plan

General Information. The Board of Directors adopted the Ohr Pharmaceutical, Inc. 2016 Consolidated Stock Incentive Plan (the “2016 Plan”) on January 7, 2016 and the shareholders approved the plan on March 17, 2016 to assist the Company in recruiting and retaining individuals with ability and initiative by enabling them to receive awards and participate in the future success of the Company by associating their interests with those of the Company and its stockholders. The 2016 Plan is intended to permit the grant of stock options (both incentive stock options (“ISOs”) and non-qualified stock options (“NQSOs”)), stock appreciation rights (“SARs”), restricted stock (“Restricted Stock Awards”), restricted stock units (“RSUs”) and other incentive awards (“Incentive Awards”).

Prior Plans. We previously maintained each of the Ohr Pharmaceutical, Inc. 2014 Stock Incentive Plan (the “2014 Plan”) and the Ohr Pharmaceutical, Inc. 2009 Stock Incentive Plan (the “2009 Plan”). The 2016 Plan is intended to consolidate the 2014 Plan and the 2009 Plan into a new plan, with an aggregate number of shares available for issuance under the 2016 Plan as set forth below under “- Shares Subject to Plan.” For Options and Restricted Stock Awards granted under the 2014 Plan and the 2009 Plan prior to January 7, 2016, the terms and conditions of the 2014 Plan and the 2009 Plan and the applicable award agreements will control, except that the our Compensation Committee (the “Committee”), in its discretion may allow a participant to pay all or part of the option price (i) by surrendering shares of common stock to the Company that the participant already owns and, if necessary to avoid adverse accounting consequences, has held for at least six months; (ii) by a cashless exercise through a broker; (iii) by means of a “net exercise” procedure, (iv) by such other medium of payment as the Committee in its discretion shall authorize or (v) by any combination of the aforementioned methods of payment. If shares of common stock are used to pay all or part of the Option price, the sum of the cash and cash equivalent and the fair market value (determined as of the day preceding the date of exercise) of the shares surrendered shall equal the Option price of the shares for which the Option is being exercised.

Written Agreements. All awards granted under the 2016 Plan will be governed by separate written agreements between the Company and the participants. The written agreements will specify when the award may become vested, exercisable or payable, as well as other terms and conditions that may apply to the award. No right or interest of a participant in any award will be subject to any lien, obligation or liability of the participant. The laws of the State of Delaware govern the 2016 Plan.

No awards may be granted after January 7, 2026, the date which is 10 years after the adoption of the 2016 Plan by the Board.

Tax Treatment. It is intended that awards granted under the 2016 Plan shall be exempt from treatment as “deferred compensation” subject to Section 409A of the Internal Revenue Code of 1986 (and any amendments thereto) (the “Code”).

Administration. The Company bears all expenses of administering the 2016 Plan. The Committee administers the 2016 Plan. The Committee has the authority to grant awards to such persons and upon such terms and conditions (not inconsistent with the provisions of the 2016 Plan), as it may consider appropriate. The Committee may delegate to one or more officers of the Company all or part of its authority and duties with respect to awards to individuals who are not subject to Section 16 of the Exchange Act.

Eligibility for Participation. Any of the Company’s employees or service providers, including any employees or service providers of our Affiliates (as defined in the 2016 Plan), and any non-employee member of our Board of Directors or the boards of directors of our Affiliates, is eligible to receive an award under the 2016 Plan. However, ISOs may only be granted to employees of the Company or an Affiliate.

Shares Subject to Plan. The maximum number of shares of Common Stock that may be issued under the life of the 2016 Plan pursuant to awards will be (a) 5,833,334 shares minus (b) the number of shares of Common Stock that previously have been issued pursuant to the exercise of options under the 2009 Plan or 2014 Plan or the number of shares of restricted stock granted under the 2014 Plan and the 2009 Plan that, as of February 13, 2017 are no longer subject to a substantial risk of forfeiture. One hundred percent (100%) of such shares may be issued pursuant to Options (including Incentive Stock Options), SARs, Restricted Stock Awards, Restricted Stock Units or Incentive Awards or any combination of Awards. Of the 5,833,334 shares, 333,334 previously were authorized under the 2009 Plan and 2,750,000 previously were authorized under the 2014 Plan.

Shares of Common Stock covered by an Award shall only be counted as issued to the extent they are actually issued. A share of Common Stock issued in connection with any Award under the 2016 Plan shall reduce the total number of shares of Common Stock available for issuance under the 2016 Plan by one; provided, however, that a share of Common Stock covered under a stock-settled SAR shall reduce the total number of shares of Common Stock available for issuance under the 2016 Plan by one even though the shares of Common Stock are not actually issued in connection with settlement of the SAR. Except as otherwise provided in the 2016 Plan, any shares of Common Stock related to an Award which terminates by expiration, forfeiture, cancellation or otherwise without issuance of shares of Common Stock, which is settled in cash in lieu of Common Stock or which is exchanged, with the Committee’s permission, prior to the issuance of shares of Common Stock, for Awards not involving shares of Common Stock, shall again be available for issuance under the 2016 Plan. The following shares of Common Stock, however, may not again be made available for issuance as Awards under the 2016 Plan: (i) shares of Common Stock not issued or delivered as a result of a net settlement of an outstanding Award, (ii) shares of Common Stock tendered or held to pay the exercise price, purchase price or withholding taxes relating to an outstanding Award, or (iii) shares of Common Stock repurchased on the open market with the proceeds of the exercise price of an Award.

In any calendar year, no participant may be granted options, SARs, Restricted Stock Awards, RSUs, or any combination thereof that relate to more than 500,000 shares of Common Stock. In any calendar year, no participant may be granted an Incentive Award (i) with reference to a specified dollar limit for more than $3,000,000 million and (ii) with reference to a specified number of shares of Common Stock for more than 500,000 shares of Common Stock. The maximum number of shares of Common Stock that may be issued pursuant to awards, the per individual limits on awards and the terms of outstanding awards will be adjusted as the Committee in its sole discretion determines is equitably required in the event of corporate transactions and other appropriate events.

Options. A stock option entitles the participant to purchase from the Company a stated number of shares of Common Stock. The Committee will determine whether the option is intended to be an ISO or a NQSO and specify the number of shares of Common Stock subject to the option. In the case of ISOs, the aggregate fair market value (determined as of the date of grant) of Common Stock with respect to which an ISO may become exercisable for the first time during any calendar year cannot exceed $100,000; and if this limitation is exceeded, the ISOs which cause the limitation to be exceeded will be treated as NQSOs. The exercise price per share of Common Stock may not be less than the fair market value of the Common Stock on the date the option is granted. With respect to an ISO granted to a participant who beneficially owns more than 10% of the combined voting power of the Company or any Affiliate (determined by applying certain attribution rules), the exercise price per share may not be less than 110% of the fair market value of the Common Stock on the date the option is granted. The exercise price may be paid in cash or, if the agreement so provides, the Committee may allow a participant to pay all or part of the exercise price by tendering shares of Common Stock the participant already owns, through a broker-assisted cashless exercise, by means of “net exercise” procedure, any other specified medium of payment or a combination.

Stock Appreciation Rights. (“SARs”). A SAR entitles the participant to receive, upon exercise, the excess of the fair market value on that date of each share of Common Stock subject to the exercised portion of the SAR over the fair market value of each such share on the date of the grant of the SAR. A SAR can be granted alone or in tandem with an option. A SAR granted in tandem with an option is called a Corresponding SAR and entitles the participant to exercise the option or the SAR at which time the other tandem award expires. The Committee will specify the number of shares of Common Stock subject to a SAR and whether the SAR is a Corresponding SAR. No participant may be granted Corresponding SARs in tandem with ISOs which are first exercisable in any calendar year for shares of Common Stock having an aggregate fair market value (determined as of the date of grant) that exceeds $100,000; and if this limitation is exceeded the tandem option will be treated as NQSOs. A Corresponding SAR may be exercised only to the extent that the related option is exercisable and the fair market value of the Common Stock on the date of exercise exceeds the exercise price of the related option. As set forth in the agreement, the amount payable as a result of the exercise of a SAR may be settled in cash, shares of Common Stock or a combination of each.

Restricted Stock Awards. A Restricted Stock Award is the grant or sale of shares of Common Stock, which may be subject to forfeiture restrictions. The Committee will prescribe whether the Restricted Stock Award is forfeitable and the conditions to which it is subject. If the participant must pay for a Restricted Stock Award, payment for the award generally shall be made in cash or, if the agreement so provides, by surrendering shares of Common Stock the participant already owns or any other medium of payment. Prior to vesting or forfeiture, a participant will have all rights of a shareholder with respect to the shares underlying the Restricted Stock Award, including the right to receive dividends and vote the underlying shares; provided, however, the participant may not transfer the shares. The Company may retain custody of the certificates evidencing the shares until they are no longer forfeitable.

RSUs. An RSU entitles the participant to receive shares of Common Stock when certain conditions are met. The Committee will prescribe when the RSUs shall become payable. The Company will pay the participant one share of Common Stock for each RSU that becomes earned and payable.

Incentive Awards. An Incentive Award entitles the participant to receive cash or Common Stock or a combination of each when certain conditions are met. The Committee will prescribe the terms and conditions of the Incentive Award. As set forth in the participant’s agreement, an Incentive Award may be paid in cash, shares of Common Stock or a combination of each.

Performance Objectives. The Committee has discretion to establish objectively-determinable performance conditions for when awards will become vested, exercisable and payable. Objectively-determinable performance conditions are performance conditions (i) that are established in writing (a) at the time of grant (b) no later than the earlier of (x) 90 days after the beginning of the period of service to which they relate and (y) before the lapse of 25% of the period of service to which they relate; (ii) that are uncertain of achievement at the time they are established; and (iii) the achievement of which is determinable by a third party with knowledge of the relevant facts. These performance conditions may include any or any combination of the following: (a) gross, operating or net earnings before or after taxes; (b) return on equity; (c) return on capital; (d) return on sales; (e) return on investments; (f) return on assets or net assets; (g) earnings per share; (h) cash flow per share; (i) book value per share; (j) gross margin; (k) customers; (l) cash flow or cash flow from operations; (m) fair market value of the Company or any Affiliate or shares of Common Stock; (n) share price or total shareholder return; (o) market share; (p) level of expenses or other costs; (q) gross, operating or net revenue; (r) earnings before interest and taxes; (s) adjusted earnings before interest and taxes; (t) profitability; (u) earnings before interest, taxes, depreciation and amortization; (v) adjusted earnings before interest, taxes, depreciation and amortization; (w) adjusted earnings before interest, taxes, depreciation and amortization less capital expenditures; (x) research and development milestones; (y) business development objectives, partnerships and other collaborations; or (z) peer group comparisons of any of the aforementioned performance conditions. Performance conditions may be related to a specific customer or group of customers or geographic region. The form of the performance conditions also may be measured on a Company, Affiliate, division, business unit, service line, segment or geographic basis or a combination thereof. Performance goals may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure of the selected performance conditions. Profits, earnings and revenues used for any performance condition measurement may exclude any extraordinary or nonrecurring items. The performance conditions may, but need not, be based upon an increase or positive result under the aforementioned performance criteria and could include, for example and not by way of limitation, maintaining the status quo or limiting the economic losses (measured, in each case, by reference to the specific business criteria). An award that is intended to become exercisable, vested or payable on the achievement of performance conditions means that the award will not become exercisable, vested or payable solely on mere continued employment or service. However, such an award, in addition to performance conditions, may be subject to continued employment or service by the participant. Additionally, the vesting, exercise or payment of an award can be conditioned on mere continued employment or service if it is not intended to qualify as qualified performance-based compensation under Section 162(m) of the Code.

Change in Control. In the event of or in anticipation of a “Change in Control” (as defined in the 2016 Plan), the Committee in its discretion may terminate outstanding awards (i) by giving the participants an opportunity to exercise the awards that are then exercisable and then terminating, without any payment, all awards that have not been exercised (including those that were not then exercisable) or (ii) by paying the participant the value of the awards that are then vested, exercisable or payable without payment for any awards that are not then vested, exercisable or payable or that have no value. Alternatively, the Committee may take such other action as the Committee determines to be reasonable under the circumstances to permit the participant to realize the vested value of the award. The Committee may provide that a participant’s outstanding awards become fully exercisable or payable on and after a Change in Control or immediately before the date the awards will be terminated in connection with a Change in Control. Awards will not be terminated to the extent they are to be continued after the Change in Control.

Stockholder Rights. No participant shall have any rights as a shareholder of the Company until the award is settled by the issuance of Common Stock (other than a Restricted Stock Award or RSUs for which certain shareholder rights may be granted).

Transferability. An award is non-transferable except by will or the laws of descent and distribution, and during the lifetime of the participant to whom the award is granted, the award may only be exercised by, or payable to, the participant. The holder of the transferred award will be bound by the same terms and conditions that governed the award during the period that it was held by the participant.

Maximum Award Period. No award shall be exercisable or become vested or payable more than ten years after the date of grant. An ISO granted to a participant who beneficially owns more than 10% of the combined voting power of the Company or any Affiliate (determined by applying certain attribution rules) or a Corresponding SAR that relates to such an ISO may not be exercisable more than five years after the date of grant.

Compliance With Applicable Law. No award shall be exercisable, vested or payable except in compliance with all applicable federal and state laws and regulations (including, without limitation, tax and securities laws), any listing agreement with any stock exchange to which the Company is a party, and the rules of all domestic stock exchanges on which the Company’s shares may be listed.

Amendment and Termination of Plan. The Board of Directors may amend or terminate the 2016 Plan at any time; provided, however, that no amendment may adversely impair the rights of a participant with respect to outstanding awards without the participant’s consent. An amendment will be contingent on approval of the Company’s shareholders, to the extent required by law, by the rules of any stock exchange on which the Company’s securities are then traded or if the amendment would (i) increase the benefits accruing to participants under the 2016 Plan, including without limitation, any amendment to the 2016 Plan or any agreement to permit a repricing or decrease in the exercise price of any outstanding options or SARs, (ii) increase the aggregate number of shares of Common Stock that may be issued under the 2016 Plan, (iii) modify the requirements as to eligibility for participation in the 2016 Plan or (iv) change the stated performance conditions for qualified performance-based compensation under Section 162(m) of the Code. Additionally, to the extent the Board deems necessary for the 2016 Plan to continue to grant awards that are intended to comply with the performance-based exception to the deduction limits of Code Section 162(m), the Board will submit the material terms of the stated performance conditions to the Company’s shareholders for approval no later than the first shareholder meeting that occurs in the fifth year following the year in which the shareholders previously approved the material terms of the performance goals.

Notwithstanding any other provision of the 2016 Plan, the Committee may amend any outstanding award without participant’s consent if, as determined by the Committee in its sole discretion, such amendment is required either to (i) confirm exemption from Section 409A of the Code, (ii) comply with Section 409A of the Code or (iii) prevent the Participant from being subject to any tax or penalty under Section 409A of the Code.

Forfeiture Provisions. Awards do not confer upon any individual any right to continue in the employ or service of the Company or any Affiliate. All rights to any award that a participant has will be immediately forfeited if the participant is discharged from employment or service for “Cause” (as defined in the 2016 Plan).

Material U.S. Federal Income Tax Consequences

The following discussion summarizes the material United States federal income tax consequences associated with awards granted under the 2016 Plan to U.S. citizens. The discussion is based on laws, regulations, rulings and court decisions currently in effect, all of which are subject to change.

ISOs. A participant will not recognize taxable income on the grant or exercise of an ISO. A participant will recognize taxable income when he or she disposes of the shares of Common Stock acquired under the ISO. If the disposition occurs more than two years after the grant of the ISO and more than one year after its exercise (the “ISO holding period”), the participant will recognize long-term capital gain (or loss) to the extent the amount realized from the disposition exceeds (or is less than) the participant’s tax basis in the shares of Common Stock. A participant’s tax basis in shares of the Common Stock generally will be the amount the participant paid for the shares.

If Common Stock acquired under an ISO is disposed of before the expiration of the ISO holding period described above, the participant will recognize as ordinary income in the year of the disposition the excess of the fair market value of the Common Stock on the date of exercise of the ISO over the exercise price. Any additional gain will be treated as long-term or short-term capital gain, depending on the length of time the participant held the shares. A special rule applies to such a disposition where the amount realized is less than the fair market value of the Common Stock on the date of exercise of the ISO. In that case, the ordinary income the participant will recognize will not exceed the excess of the amount realized on the disposition over the exercise price. If the amount realized is less than the exercise price, the participant will recognize a capital loss (long-term if the stock was held more than one year and short-term if held one year or less). A participant will receive different tax treatment if the exercise price is paid by delivery of Common Stock the participant already owns.

Neither the Company nor any of its Affiliates will be entitled to a federal income tax deduction with respect to the grant or exercise of an ISO. However, in the event a participant disposes of Common Stock acquired under an ISO before the expiration of the ISO holding period described above, the Company or its Affiliate will be entitled to a federal income tax deduction equal to the amount of ordinary income the participant recognizes.

NQSOs. A participant will not recognize any taxable income on the grant of a NQSO. On the exercise of a NQSO, the participant will recognize as ordinary income the excess of the fair market value of the Common Stock acquired over the exercise price. A participant’s tax basis in the Common Stock is the amount paid plus any amounts included in income on exercise. The participant’s holding period for the stock begins on acquisition of the shares. Any gain or loss that a participant realizes on a subsequent disposition of Common Stock acquired on the exercise of a NQSO generally will be treated as long-term or short-term capital gain or loss, depending on the length of time the participant held such shares. The amount of the gain (or loss) will equal the amount by which the amount realized on the subsequent disposition exceeds (or is less than) the participant’s tax basis in his or her shares. A participant will receive different tax treatment if the exercise price is paid by delivery of Company Stock the participant already owns.

The exercise of a NQSO will entitle the Company or its Affiliate to claim a federal income tax deduction equal to the amount of ordinary income the participant recognizes. If the participant is an employee, that ordinary income will constitute wages subject to withholding and employment taxes.

SARs. A participant will not recognize any taxable income at the time the SARs are granted. The participant at the time of receipt will recognize as ordinary income the amount of cash and the fair market value of the Common Stock that he or she receives. The Company or its Affiliate will be entitled to a federal income tax deduction equal to the amount of ordinary income the participant recognizes. If the participant is an employee, that ordinary income will constitute wages subject to withholding and employment taxes.

Restricted Stock Awards. A participant will recognize ordinary income on account of a Restricted Stock Award on the first day that the shares are either transferable or not subject to a substantial risk of forfeiture. The ordinary income recognized will equal the excess of the fair market value of the Common Stock on such date over the amount, if any, the participant paid for the Restricted Stock Award. However, even if the shares under a Restricted Stock Award are both nontransferable and subject to a substantial risk of forfeiture, the participant may make a special “83(b) election” within 30 days of the grant date to recognize income, and have his or her tax consequences determined, as of the date the Restricted Stock Award is made. The participant’s tax basis in the shares received will equal the income recognized plus the price, if any, paid for the Restricted Stock Award. Any gain (or loss) that a participant realizes upon the sale of any Common Stock acquired pursuant to a Restricted Stock Award will be equal to the amount by which the amount realized on the disposition exceeds (or is less than) the participant’s tax basis in the shares and will be treated as long-term (if the shares are held for more than one year) or short-term (if the shares are held for one year or less) capital gain or loss. The participant’s holding period for the stock begins on the date the shares are either transferable or not subject to a substantial risk of forfeiture, except that the holding period will begin on the date of grant if the participant makes the special “83(b) election.” The Company or its Affiliate will be entitled to a federal income tax deduction equal to the ordinary income the participant recognizes. If the participant is an employee, that ordinary income will constitute wages subject to withholding and employment taxes.

RSUs. The participant will not recognize any taxable income at the time the RSUs are granted. When the terms and conditions to which the RSUs are subject have been satisfied and the RSUs are paid, the participant, at the time of receipt, will recognize as ordinary income the fair market value of the Common Stock he or she receives. The participant’s holding period in the Common Stock will begin on the date the stock is received. The participant’s tax basis in the Common Stock will equal the amount he or she includes in ordinary income. Any gain or loss that a participant realizes on a subsequent disposition of the shares will be treated as long-term or short-term capital gain or loss, depending on the participant’s holding period for the stock (long-term if the shares are held for more than one year; short-term if one year or less). The amount of the gain (or loss) will equal the amount by which the amount realized on the disposition exceeds (or is less than) the participant’s tax basis in the Common Stock. The Company or its Affiliate will be entitled to a federal income tax deduction equal to the ordinary income the participant recognizes. If the participant is an employee, that ordinary income will constitute wages subject to withholding and employment taxes.

Incentive Awards. A participant will not recognize any taxable income at the time an Incentive Award is granted. When the terms and conditions to which an Incentive Award is subject have been satisfied and the award is paid, the participant, at the time of receipt, will recognize as ordinary income the amount of cash and the fair market value of the Common Stock he or she receives. The participant’s holding period in any Common Stock received will begin on the date of receipt. The participant’s tax basis in the Common Stock will equal the amount he or she includes in ordinary income with respect to such shares. Any gain or loss that a participant realizes on a subsequent disposition of the Common Stock will be treated as long-term or short-term capital gain or loss, depending on the participant’s holding period for the Common Stock (long-term if the shares are held for more than one year; short-term if one year or less). The amount of the gain (or loss) will equal the amount by which the amount realized on the disposition exceeds (or is less than) the participant’s tax basis in the Common Stock. The Company or its Affiliate will be entitled to a federal income tax deduction equal to the amount of ordinary income the participant recognizes. If the participant is an employee, that ordinary income will constitute wages subject to withholding and employment taxes.

Limitation on Deductions. The deduction for a publicly-held corporation for otherwise deductible compensation to a “covered employee” generally is limited to $1 million per year. An individual is a covered employee if he or she is the chief executive officer or one of the other three highest compensated officers for the year (other than the chief executive officer or chief financial officer). The $1 million limit does not apply to compensation payable solely because of the attainment of performance conditions that meet the requirements set forth in Section 162(m) of the Code and the regulations thereunder. Compensation is considered performance-based only if (a) it is paid solely on the achievement of one or more performance conditions; (b) two or more “outside directors” set the performance conditions; (c) before payment, the material terms under which the compensation is to be paid, including the performance conditions, are disclosed to, and approved by, the shareholders and (d) before payment, two or more “outside directors” certify in writing that the performance conditions have been met. The 2016 Plan has been designed to enable the Committee to structure awards that are intended to meet the requirements for qualified performance-based compensation that would not be subject to the $1 million per year deduction limit under Section 162(m) of the Code.

Any grant, exercise, vesting or payment of an award may be postponed if the Company reasonably believes that its or any applicable Affiliate’s deduction with respect to such award would be limited or eliminated by application of Code Section 162(m) to the extent permitted by Section 409A of the Code; provided, however, such delay will last only until the earliest date at which the Company reasonably anticipates the deduction will not be limited or eliminated under Code Section 162(m).

Other Tax Rules. The 2016 Plan is designed to enable the Committee to structure awards that are intended to not be subject to Code Section 409A, which imposes certain restrictions and requirements on deferred compensation.

2014 Stock Incentive Plan

The 2014 Plan was first adopted by the Board on January 31, 2014, and by the shareholders on March 31, 2014, as amended by the Board on January 6, 2015, and by the shareholders on March 10, 2015.

The 2014 Plan is designed to advance the Company’s interests by enhancing its ability to attract and retain employees and others in a position to make significant contributions to the success of the Company through ownership of shares of common stock. The 2014 Plan provides for the grant of ISOs, NQSOs, restricted stock, and combinations of the above. Awards under the 2014 Plan may also include provision for payment of dividend equivalents with respect to the shares subject to the award.

The 2014 Plan is administered by the Committee. All employees of the Company and any of its subsidiaries and other persons or entities (including non-employee directors of the Company and its subsidiaries) who, in the opinion of the Board, are in a position to make a significant contribution to the success of the Company or its subsidiaries are eligible to participate in the 2014 Plan.

Summary of the 2014 Plan. The exercise price of an ISO granted under the 2014 Plan may not be less than 100% (110% in the case of 10% stockholders) of the fair market value of the common stock at the time of grant. The exercise price of a NQSO granted under the 2014 Plan is determined by the Board. The term of each option may be set by the Board but cannot exceed ten years from grant (five years from grant in the case of an incentive stock option granted to a 10% stockholder), and each option will be exercisable at such time or times as the Board specifies. The option price may be paid in cash or check acceptable to the Company or, if permitted by the Board and subject to certain additional limitations, by tendering shares of common stock, by using a promissory note, by delivering to the Company an unconditional and irrevocable undertaking by a broker promptly to deliver sufficient funds to pay the exercise price, or a combination of the foregoing.

Except as otherwise provided by the Board, if a participant dies, options held by such participant immediately prior to death, to the extent then exercisable, may be exercised by the participant’s executor, administrator or transferee during a period of one year following such death (or for the remainder of their original term, if less). Except as otherwise determined by the Board, options not exercisable at a participant’s death terminate. Outstanding awards of restricted common stock must be transferred to the Company upon a participant’s death except as otherwise determined by the Board.

In the case of termination of a participant’s association with the Company for any reason other than death, options remain exercisable, to the extent they were exercisable immediately prior to termination, for 30 days (or for the remainder of their original term, if less), and shares of restricted common stock must be resold to the Company, unless otherwise determined by the Board. If any such association is terminated due to the participant’s discharge for cause which, in the opinion of the Board, casts such discredit on the participant as to justify immediate termination of any award under the 2014 Plan, such participant’s options may be terminated immediately.

In the event of a consolidation or merger in which the Company is not the surviving corporation or which results in the acquisition of substantially all of the Company’s outstanding Common Stock by a single person or entity or by a group of persons and/or entities acting in concert or in the event of the sale or transfer of substantially all of the Company’s assets, the Board may determine that (i) each outstanding option will become immediately exercisable unless otherwise provided at the time of grant, and (ii) each outstanding share of restricted Common Stock will immediately become free of all restrictions and conditions. The Board may also arrange to have the surviving or acquiring corporation or affiliate assume any award held by a participant or grant a replacement award. If the optionee is terminated after a change in control by the Company without cause, or in the case of certain officers designated from time to time by the Board resigns under certain circumstances, within two years following the change in control, all unvested options will vest and all options will be exercisable for the shorter of four years or their original duration and all other awards will vest. If the option committee makes no such determination, outstanding awards to the extent not fully vested will be forfeited.

2009 Stock Incentive Plan

The 2009 Plan was first adopted by the Board in June 2009 and by the shareholders effective as of July 13, 2009.

The 2009 Plan was designed to encourage ownership of common stock by employees, consultants and directors of the Company and its affiliates and to provide additional incentive for them to promote the success of the Company’s business. The 2009 Plan provided for the grant of ISOs, NQSOs, restricted stock, and combinations of the above.

The 2009 Plan is administered by the Committee. An award under the 2009 Plan may grant to any employee of or consultant to one or more of the Company and its affiliates or to any non-employee member of the Board or of any board of directors (or similar governing authority) of any affiliate.

Summary of the 2009 Plan. If any Option expires, terminates, or is cancelled for any reason without having been exercised in full, or if any award of restricted stock is forfeited by the recipient, the shares not purchased by the optionee or forfeited by the recipient shall again be available for awards to be granted under the 2009 Plan.

The exercise price of an ISO granted under the 2009 Plan may not be less than 100% (110% in the case of 10% stockholders) of the fair market value of the common stock at the time of grant. The exercise price of a NQSO granted under the 2009 Plan is determined by the Board. The term of each option may be set by the Board but cannot exceed ten years from grant (five years from grant in the case of an incentive stock option granted to a 10% stockholder), and each option will be exercisable at such time or times as the Board specifies. The option price may be paid in cash or check acceptable to the Company or, if permitted by the Board and subject to certain additional limitations, by tendering shares of common stock, by using a promissory note, by delivering to the Company an unconditional and irrevocable undertaking by a broker promptly to deliver sufficient funds to pay the exercise price, or a combination of the foregoing.

The option price may be paid in cash or check acceptable to the Company or, if permitted by the Board and subject to certain additional limitations, by (i) shares of stock having a market value equal to the exercise price of the shares to be purchased, or (ii) by using a promissory note.

If a participant’s employment or other association with the Company and its affiliates ends for any reason, any outstanding option of the participant will cease to be exercisable in any respect not later than 30 days following that event and, for the period it remains exercisable following that event, will be exercisable only to the extent exercisable at the date of that event. Military or sick leave or other bona fide leave will not be deemed a termination of employment or other association.

Unless the Compensation Committee provided otherwise for any award of restricted stock, upon termination of a participant’s employment or other association with the Company and its affiliates for any reason during the restriction period, all shares of restricted stock subject to forfeiture will be forfeited or otherwise subject to return to or repurchase by the Company on the terms specified in the award agreement.

In the event of a Change in Control (as defined in the 2009 Plan), any restricted stock award still then subject to a forfeiture and any outstanding option not then exercisable in full shall vest under the terms of the award. The Compensation Committee shall have the discretion, exercisable either in advance of a change in control or at the time thereof, to provide (upon such terms as it may deem appropriate) for (i) the automatic acceleration of one or more outstanding options that do not otherwise accelerate by reason of the change in control, and/or (ii) the subsequent termination of one or more of the Company’s repurchase rights with respect to restricted stock awards that do not otherwise terminate at that time, in the event that the employment of the respective grantees of such awards should subsequently terminate following such change in control.

Material U.S. Federal Income Tax Consequences For the 2014 Plan and the 2009 Plan

The following discussion summarizes the principal United States federal income tax consequences associated with awards granted under the 2014 Plan and 2009 Plan to U.S. citizens. The discussion is based on laws, regulations, rulings and court decisions currently in effect, all of which are subject to change.

ISOs. A participant will not recognize taxable income on the grant or exercise of an ISO. A participant will recognize taxable income when he or she disposes of the shares of Common Stock acquired under the ISO. If the disposition occurs more than two years after the grant of the ISO and more than one year after its exercise (the “ISO holding period”), the participant will recognize long-term capital gain (or loss) to the extent the amount realized from the disposition exceeds (or is less than) the participant’s tax basis in the shares of Common Stock. A participant’s tax basis in shares of the Common Stock generally will be the amount the participant paid for the shares.

If Common Stock acquired under an ISO is disposed of before the expiration of the ISO holding period described above, the participant will recognize as ordinary income in the year of the disposition the excess of the fair market value of the Common Stock on the date of exercise of the ISO over the exercise price. Any additional gain will be treated as long-term or short-term capital gain, depending on the length of time the participant held the shares. A special rule applies to such a disposition where the amount realized is less than the fair market value of the Common Stock on the date of exercise of the ISO. In that case, the ordinary income the participant will recognize will not exceed the excess of the amount realized on the disposition over the exercise price. If the amount realized is less than the exercise price, the participant will recognize a capital loss (long-term if the stock was held more than one year and short-term if held one year or less). A participant will receive different tax treatment if the exercise price is paid by delivery of Common Stock the participant already owns.

Neither the Company nor any of its Affiliates will be entitled to a federal income tax deduction with respect to the grant or exercise of an ISO. However, in the event a participant disposes of Common Stock acquired under an ISO before the expiration of the ISO holding period described above, the Company or its Affiliate will be entitled to a federal income tax deduction equal to the amount of ordinary income the participant recognizes.

NQSOs. A participant will not recognize any taxable income on the grant of a NQSO. On the exercise of a NQSO, the participant will recognize as ordinary income the excess of the fair market value of the Common Stock acquired over the exercise price. A participant’s tax basis in the Common Stock is the amount paid plus any amounts included in income on exercise. The participant’s holding period for the stock begins on acquisition of the shares.

Any gain or loss that a participant realizes on a subsequent disposition of Common Stock acquired on the exercise of a NQSO generally will be treated as long-term or short-term capital gain or loss, depending on the length of time the participant held such shares. The amount of the gain (or loss) will equal the amount by which the amount realized on the subsequent disposition exceeds (or is less than) the participant’s tax basis in his or her shares. A participant will receive different tax treatment if the exercise price is paid by delivery of Company Stock the participant already owns.

The exercise of a NQSO will entitle the Company or its Affiliate to claim a federal income tax deduction equal to the amount of ordinary income the participant recognizes. If the participant is an employee, that ordinary income will constitute wages subject to withholding and employment taxes.

Restricted Stock Awards. A participant will recognize ordinary income on account of a Restricted Stock Award on the first day that the shares are either transferable or not subject to a substantial risk of forfeiture. The ordinary income recognized will equal the excess of the fair market value of the Common Stock on such date over the amount, if any, the participant paid for the Restricted Stock Award. However, even if the shares under a Restricted Stock Award are both nontransferable and subject to a substantial risk of forfeiture, the participant may make a special “83(b) election” to recognize income, and have his or her tax consequences determined, as of the date the Restricted Stock Award is made. The participant’s tax basis in the shares received will equal the income recognized plus the price, if any, paid for the Restricted Stock Award. Any gain (or loss) that a participant realizes upon the sale of any Common Stock acquired pursuant to a Restricted Stock Award will be equal to the amount by which the amount realized on the disposition exceeds (or is less than) the participant’s tax basis in the shares and will be treated as long-term (if the shares are held for more than one year) or short-term (if the shares are held for one year or less) capital gain or loss. The participant’s holding period for the stock begins on the date the shares are either transferable or not subject to a substantial risk of forfeiture, except that the holding period will begin on the date of grant if the participant makes the special “83(b) election.” The Company or its Affiliate will be entitled to a federal income tax deduction equal to the ordinary income the participant recognizes. If the participant is an employee, that ordinary income will constitute wages subject to withholding and employment taxes.

Any grant, exercise, vesting or payment of an award may be postponed if the Company reasonably believes that its or any applicable Affiliate’s deduction with respect to such award would be limited or eliminated by application of Code Section 162(m) to the extent permitted by Section 409A of the Code; provided, however, such delay will last only until the earliest date at which the Company reasonably anticipates the deduction will not be limited or eliminated under Code Section 162(m).

Other Tax Rules. The Incentive Plan is designed to enable the Compensation Committee to structure awards that are intended to not be subject to Code Section 409A, which imposes certain restrictions and requirements on deferred compensation.

Outstanding Equity Awards at Fiscal Year-End

The following table provides certain information with respect to outstanding individual grants through the fiscal year ended September 30, 2016 to each of our named executive officers of common share purchase options relating to our common shares:

Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested (9)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Jason Slakter	25,000	(1)	25,000	(1)	$10.14	3/10/2020	—		$—		—	$—
	—		—		$—	—	350,358	(2)	$1,583,618		—	$—
Sam Backenroth	133,333	(3)	—		$1.71	3/9/2017	—		$—		—	$—
	187,500	(4)	62,500	(4)	$10.11	2/3/2017	—		$—		—	$—
	30,000	(5)	30,000	(5)	$10.14	3/10/2020	—		$—		—	$—
	—		—		$—	—	130,000	(6)	$587,600		—	$—
Avner Ingerman	100,000	(7)	100,000	(7)	$7.06	3/1/2020	—		$—		—	$—
	—		—		$—	—	30,000	(8)	$293,400	(8)	—	$—

(1)	One quarter of the options vested immediately and on March 10, 2016, and one quarter of the options will vest on each of March 10, 2017 and March 10, 2018.

(2)	175,000 shares of restricted stock vest on January 9, 2017 and 175,358 shares of restricted stock vest on January 9, 2018.

(3)	One quarter of the options vested immediately, and one quarter of the options vested on each of March 9, 2013, March 9, 2014 and March 9, 2015.

(4)	One quarter of the options vested on each of February 3, 2014 and February 3, 2015, and February 3, 2016 and one quarter of the options will vest on February 3, 2017.

(5)	One quarter of the options vested immediately and on March 10, 2016, and one quarter of the options will vest on each of March 10, 2017 and March 10, 2018.

(6)	One half of the shares of restricted stock vest on January 9, 2017 and one half of the shares of restricted stock vest on January 9, 2018.

(7)	One quarter of the options vested on each of March 1, 2015 and December 31, 2015, and one quarter of the options will vest on each of December 31, 2016, and December 31, 2017.

(8)	30,000 restricted stock units vested on January 1, 2016 and 15,000 restricted stock units will vest on each of January 1, 2017 and January 1, 2018.

(9)	The amounts in this column reflect the aggregate grant date fair value of equity awards, calculated in accordance with FASB ASC Topic 718.

Compensation of Directors

During the fiscal year 2016, the following options were granted to directors serving in fiscal 2016:

Name	Grant Date	All other stock awards: Number of shares of stock or units	All other option awards: Number of securities underlying options	Exercise Price(1)	Grant Date Fair Value of Stock and Option Awards(2)
Ira Greenstein	1/7/2016	—	60,000	$5.14	$201,678
Chairman	1/22/2016	—	80,000	$3.62	$189,708

Orin Hirschman	1/7/2016	—	60,000	$5.14	$201,678
Director

Thomas Riedhammer	1/7/2016	—	60,000	$5.14	$201,678
Director

June Almenoff	1/7/2016	—	60,000	$5.14	$201,678
Director

(1)	The exercise price reflects the closing market price of our common stock on the day of the grant.

(2)	The grant date fair value of the option grants is calculated in accordance with FASB ASC Topic 718 and using a Black-Scholes valuation model. Assumptions used in the calculation of these amounts are included in Note 9 of the audited financial statements included the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2016.

The following table shows the number of outstanding options held by our non-executive directors at the end of fiscal 2016:

	Number of Securities Underlying Unexercised
	Options (#)(1)

	Exercisable	Unexercisable	Unearned	Option Exercise Price	Option Expiration Date
Ira Greenstein	100,000	—	—	$1.71	3/8/2017
Chairman	42,000	42,000	—	$10.14	3/10/2020
	20,000	40,000	—	$5.14	1/6/2021
	26,666	53,334	—	$3.62	1/21/2021

Orin Hirschman	100,000	—	—	$1.71	3/8/2017
Director	42,000	42,000	—	$10.14	3/10/2020
	20,000	40,000	—	$5.14	1/6/2021

Thomas Ricdhammer	116,667	—	—	$4.74	4/29/2018
Director	42,000	42,000	—	$10.14	3/10/2020
	20,000	40,000	—	$5.14	1/6/2021

June Almenoff	116,667	—	—	$4.68	5/16/2018
Director	42,000	42,000	—	$10.14	3/10/2020
	20,000	40,000	—	$5.14	1/6/2021

(1)	The Option numbers represent options to acquire shares of common stock.

The following table shows the compensation of our non-executive directors for fiscal 2016:

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non- Qualified Deferred Compensation Earnings	All Other Compensation	Total
Ira Greenstein	$10,000	$—	$391,386	$—	$—	$—	$401,386
Chairman

June Almenoff	$10,000	$—	$201,678	$—	$—	$—	$211,678
Director

Orin Hirschman	$10,000	$—	$201,678	$—	$—	$—	$211,678
Director

Thomas Reidhammer	$10,000	$—	$201,678	$—	$—	$—	$211,678
Director

Compensation Committee Report

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement, in whole or in part, the following report of the Compensation Committee shall not be deemed to be incorporated by reference into any such filings and shall not otherwise be deemed filed under such Acts.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management and, based on that review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by: The Compensation Committee

Thomas Riedhammer, Chairman
June Almenoff
Ira Greenstein

Compensation Discussion and Analysis

Compensation Program Objectives

The Company’s compensation programs are competitive, designed to attract and retain highly qualified directors, officers and employees, encourage high performance, promote accountability and assure that employee interests are aligned with the interests of the Company’s stockholders.

To achieve these objectives, we seek to design our executive compensation program and set compensation levels that are comparable to those of other companies that compete with us for executive talent. We use both objective and subjective criteria to evaluate Company and individual performance. This approach should allow the Compensation Committee to exercise discretion and not rely solely on rigid formulas and quantitative analyses. We historically provided long-term compensation in the form of stock options that generally vest over a two to three-year period and restricted stock that vest over a period of up to three years. We believe these awards allow the executive officers and all employees to participate in the long-term success of the Company, to align their interests with those of our stockholders, and to incentivize future performance, helping us retain talented executive management personnel.

We believe that the Company’s compensation program for its executive officers is competitive and appropriately designed to attract and retain key employees, reward superior performance and promote long-term stockholder value. The Compensation Committee plans to continue to review the compensation payable to the Company’s executive officers, periodically evaluate the Company’s compensation practices, and make any changes it deems appropriate to the Company’s compensation structure to ensure that the programs are designed and implemented to achieve the Committee’s stated goals.

We rely on various sources of information to assist us in evaluating the competitiveness of the Company’s executive compensation program, setting compensation levels for the executive officers and meeting the Compensation Committee’s stated compensation objectives and the experience and knowledge of our Compensation Committee and senior management. We have not retained an independent third party compensation consultant.

Highlights of Company Performance in 2016

In fiscal 2016, the Company made important progress toward achieving its goals. The Company has achieved the following milestones:

●	Obtained Food and Drug Administration agreement on a Special Protocol Assessment for the Phase 3 clinical program for Squalamine in combination with Lucentis® for patients with exudative AMD. The first Phase 3 trial began enrollment in April 2016.

●	Appointed David Brown, MD, as Chairman of the Steering Committee overseeing the Phase 3 trial.

●	Demonstrated in vivo sustained release of a novel small molecule anti-angiogenic compound (OHR3031) in a pharmacokinetic study in December 2015.

●	In May 2016, demonstrated sustained pharmacological anti-angiogenic activity of OHR3031 in a rabbit model of laser-induced CNV which was comparable to that seen with a currently approved anti-VEGF agent conducted in a previous study.

●	Multiple posters and presentations at major medical meetings for both Squalamine as well as the sustained release platform technology. Advanced ex-US regulatory discussions to facilitate the second Phase 3 Squalamine study.

●	Continued progress on our ongoing discussions with several parties regarding a potential partnership transaction for Squalamine.

Peer Group Analysis

In reviewing fiscal 2016, the Compensation Committee reevaluated the Company’s peer group of companies and benchmarked executive compensation against this group. The objective of this reevaluation and analysis was to develop a peer group of companies in line with our revenue, market capitalization and phase of clinical trials and to compare our executive compensation practices to those of our peer companies. The Compensation Committee believes that it is important when making its compensation decisions to be informed as to the current practices of comparable, publicly held companies headquartered in the United States. To that end, we monitor developments in the Company, including growth in its products under development and market capitalization, and in the market generally that might change the selection of companies we consider comparable and benchmark our executive compensation against the most recently applicable companies. While benchmarking might not always be appropriate as a stand-alone tool for setting compensation due to the aspects of our business and objectives that might be unique to us, we generally believe that gathering this information is an important part of our compensation-related decision-making process.

We recognize that to attract, retain and motivate key individuals, such as our named executive officers, the Compensation Committee might determine that it is in our best interests to negotiate total compensation packages with our executive management that may deviate from the general principle of targeting total compensation at the median level for the peer group. Actual pay for each named executive officer is determined around this structure, driven by the performance of the executive over time, as well as our annual performance.

For purposes of compensation decisions based on 2016 performance and compensation, our peer group of companies consisted of the following: Eleven Biotherapeutics, Inc., Inotek Pharmaceuticals, Corp., Alimera Sciences, Inc., Ocular Therapeutix, Inc., and pSivida Corp. These companies were chosen based on their comparable profile, stage of development, market capitalization, and therapeutic area of focus.

Say-on-Pay and Say-on-Frequency Feedback from Stockholders

The Board and the Compensation Committee value the opinions of our stockholders, and consider the outcome of advisory stockholder votes when making future compensation decisions for our named executive officers. At our 2014 annual meeting, 99.06% of the votes cast approved our advisory resolution regarding the compensation of our named executive officers. In addition, 86.93% of the votes cast voted that an advisory vote on executive compensation should occur every three years; consequently, the Company’s next advisory vote on executive compensation will occur at the Annual Meeting. With stockholders showing strong support of our executive compensation program, the Compensation Committee continued its regular practice of evaluating the program to reflect continued linkage between pay and company performance and carefully considered actual compensation payouts, seeking to provide compensation that follows our compensation philosophy and meets our compensation objectives described above. In light of all pertinent considerations, the Compensation Committee believes that the Company’s compensation programs embody a pay-for-performance philosophy that is well suited for these purposes.

Executive Compensation Policy

The principal components of compensation for the Company’s executive officers are base salary, discretionary annual cash incentive awards and long-term incentive compensation in the form of options, restricted common stock or other forms of equity.

The Company also provides severance benefits upon a change in control of the Company, a 401(k) plan and a group health plan. The Company does not maintain supplemental retirement programs for its executive officers because we believe that the existing compensation arrangements enable the Company’s executive officers to adequately plan for their retirement.

Compensation Program Elements

Base Salary. Ohr’s base salary is designed to recognize the duties and responsibilities of each executive officer and the experience, knowledge, ability and skill of the executive officer that holds each such position. We believe that base salaries are an important component of the Company’s executive compensation program and are critical in attracting and retaining executive talent. The Compensation Committee reviews base salaries of the Company’s executive officers on an annual basis. In setting annual base salaries, the Compensation Committee considers the Company’s overall financial and operating performance in the prior year, the Company-wide target for base salary increases for all employees, market and competitive salary information, including for our peer companies as noted above, inflation, changes in the scope of an executive officer’s job responsibilities, other components of compensation and other relevant factors. The Compensation Committee also reviews the executive officer’s individual performance.

Annual Incentive Cash Compensation. This component of compensation provides an incentive to the executive officers to achieve both Company and individual performance objectives and to be rewarded for those achievements.

Our plan is that after each fiscal year, the Compensation Committee will determine the bonus for the named executive officers, for that year. In all cases, the Committee seeks to establish bonuses that are designed to ensure that total cash compensation is competitive and reflects performance in that year.

The size of the final discretionary bonuses paid to the named executive officers are not based on a specific formula or level of achievement, but rather at the discretion of the Compensation Committee taking into account the factors discussed above.

The Compensation Committee believes its approach to cash incentive awards properly motivates and rewards the Company’s executive officers and provides the Compensation Committee with appropriate discretion and flexibility to set awards that reflect both the Company’s performance and each named executive officer’s contributions for the given year.

As a result of the Company’s new business strategy, which was first reported in February 2017, the Compensation Committee determined, and management agreed, that no cash bonuses will be paid to any named executive officer in 2017 for the Company’s corporate and operational performance in fiscal 2016.

Perquisites and Other Benefits. The Company’s philosophy is not to provide executive perquisites or other special benefits. Instead, we maintain broad-based benefits that we provide to all employees, including our executive officers. These benefits include a 401(k) retirement savings plan (without matching contributions from the Company) and a group health plan.

Stock-Based Awards. Stock-based awards under our 2016 Consolidated Stock Incentive Plan are the primary form of long-term compensation offered to our named executive officers. Under our 2016 Consolidated Stock Incentive Plan, the Compensation Committee may grant named executive officers and other employees eligible to participate in the Plan, incentive and nonqualified stock options and restricted stock awards.

The Compensation Committee grants option awards to named executive officers and other employees eligible to participate in our 2016 Consolidated Stock Incentive Plan. Typically, a small portion of the option awards vest immediately and the remaining portions vest over time, subject to continued employment.

The Compensation Committee believes its option and stock award program is consistent with its stated objective of establishing a performance-based executive compensation system to reward and incentivize the named executive officers and other employees and consultants because the value of the options and stock generally will be tied to the Company’s financial and operating performance over time. The Compensation Committee believes this link to longer-term performance aligns the interests of the named executive officers, employees and consultants with the interests of our stockholders. In addition, the vesting schedule for most option or stock awards helps the Company retain executive talent because unvested options or stock awards are automatically forfeited upon the termination of an executive officer’s employment. Thus, the recipient of an option or stock award is incentivized to remain with the Company during the vesting period.

As a result of the Company’s new business strategy, which was first reported in February 2017, the Compensation Committee determined, and management agreed, the no stock based awards will be granted to any named executive officer in 2017 for the Company’s corporate and operational performance in fiscal 2016.

Policy on Timing of Equity Grants

We do not have any formal plan or practice to time equity grants in coordination with our public release or disclosure of material nonpublic information, but we generally only make grants at times when we do not have any material nonpublic information about our Company. We also do not time our release of material nonpublic information for purposes of affecting the value of compensation to employees, including our officers.

Stockholder Communications with the Board of Directors

The Company adopted a policy for stockholder communications with the Board. Persons interested in communicating with any particular director, the independent directors or the Board as a whole may address correspondence to the intended recipient, in care of Ohr Pharmaceutical, Inc. at 800 Third Avenue, 11th Floor, New York, New York 10022. If no particular director is named, letters will be forwarded, depending on the subject matter, to the Chair of the Audit or Compensation Committee.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics (“Code of Ethics”) that applies to all of our directors and employees, including our Chief Executive Officer, Chief Financial Officer and other officers. Our Code of Ethics includes provisions covering conflicts of interest, the reporting of illegal or unethical behavior, business gifts and entertainment, compliance with laws and regulations, insider trading practices, antitrust laws, bribes or kickbacks, corporate record keeping, and corporate accounting and disclosure. The Code of Ethics is available at the Investor Relations section of our website at www.ohrpharmaceutical.com. Our Code of Ethics may also be obtained without charge upon written request to Ohr Pharmaceutical, Inc. 800 Third Avenue, 11th Floor, New York, NY 110022, Attention: Investor Relations. We intend to disclose future amendments to certain provisions of the Code, or waivers of such provisions granted to executive officers and directors, on the website within four business days following the date of such amendment or waiver.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of the issued and outstanding shares of our common stock to file reports of initial ownership of common stock and other equity securities and subsequent changes in that ownership with the SEC. To our knowledge, during the fiscal year ended September 30, 2016, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with.

Securities Authorized for Issuance under Equity Compensation Plans

The following table presents information as of September 30, 2016, with respect to equity compensation plans under which shares of common stock are authorized for issuance.

	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation Plans Approved by Stockholders	2,411,350	$7.59	2,649,475
Equity Compensation Plans Not Approved by Stockholders	—	$—	—
Total	2,411,350	$7.59	2,649,475

Recommendation of the Board of Directors

The board of directors recommends a vote in favor of the named nominees - Proposal 1.

PROPOSAL 2: - NON-BINDING ADVISORY RESOLUTION TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

General

Our Board has determined to provide our stockholders the opportunity to vote every three years to approve, on an advisory basis, the compensation of our named executive officers, as disclosed in this Proxy Statement. The compensation of our named executive officers is described in the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative on pages 11 to 27 of this Proxy Statement.

The Compensation Committee designs our executive compensation program to attract, motivate, and retain executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of our near-term and longer-term financial and strategic goals and for driving corporate financial performance and stability. The programs contain elements of cash and equity-based compensation and are designed to align the interests of our executives with those of our stockholders.

Our compensation program reflects competition and best practices in the marketplace. The mix of compensation components is competitive with that of other companies of similar size and operational characteristics, links compensation to individual and corporate performance and encourages stock ownership by senior management. Based on its review of the total compensation of our named executive officers for fiscal year 2016, the Compensation Committee believes that the total compensation for each of the named executive officers is reasonable and effectively achieves the objective of aligning compensation with performance measures directly related to our financial goals and creation of shareholder value without encouraging our named executive officers to take unnecessary or excessive risks.

The Compensation Discussion and Analysis section of this Proxy Statement and the accompanying tables and narrative provide a comprehensive review of our named executive officer compensation objectives, program and rationale. We urge you to read this disclosure before voting on this proposal.

Pursuant to Section 14A of the Securities Exchange Act, our Board is requesting stockholders approve an advisory vote on the following resolution:

“RESOLVED, that our stockholders approve, on a non-binding advisory basis, the compensation of the named executive officers as disclosed in the Proxy Statement for the 2017 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table, the other related tables and the accompanying narrative.”

As an advisory vote, your vote on this proposal will be non-binding on the Board and will not be construed as overruling a decision by the Board. Your vote will not create or imply any change to our fiduciary duties or create or imply any additional fiduciary duties for the Board or us. However, the Board values the opinions that our shareholders express in their votes and will consider the outcome of the vote when making future executive compensation decisions as it deems appropriate.

Recommendation of the Board of Directors

The Board recommends that stockholders vote to approve the non-binding advisory proposal approving the compensation of our named executive officers.

PROPOSAL 3: - RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected MaloneBailey, LLP as the Company’s independent auditors for the fiscal year ending September 30, 2017 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. MaloneBailey, LLP has audited our financial statements since 2012. Representatives of MaloneBailey, LLP are expected to be telephonically present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of MaloneBailey, LLP as the Company’s independent registered public accounting firm. However, the Board is submitting the selection of MaloneBailey, LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

Principal Accountant Fees and Services.

For fiscal year 2016, MaloneBailey charged the Company a total of $59,000 for independent accounting and review fees. For fiscal year 2015, MaloneBailey charged the Company a total of $92,500 for independent accounting and review fees.

	Fiscal Year Ended
	September 30, 2016 (1)	September 30, 2015 (2)
Audit Fees & Audit-Related Fees	$59,000	$92,500
Tax Fees	$8,124	3,500
All Other Fees	—	—
Total Fees	$67,124	$96,000

(1)	Fees billed to the Company through September 30, 2016.

(2)	Fees billed to the Company through September 30, 2015.

Pre-Approval of Audit and Non-Audit Services

The Board has not approved any formal policy concerning pre-approval of the auditors to perform both audit and non-audit services (services other than audit, review and attest services). Instead, on a case by case basis, any audit or non-audit services proposed to be performed are considered by and, if deemed appropriate, approved by the Board in advance of the performance of such services.

Recommendation of the Board of Directors

The Board recommends that stockholders vote “FOR” the ratification of MaloneBailey, LLP.

PRINCIPAL STOCKHOLDERS

The following table provides information about the beneficial ownership of our common stock as of February 13, 2017.

●	each person or entity known by us to own beneficially more than five percent of our common stock;

●	the named executive officers;

●	each of our directors and nominees for director; and

●	all of our directors and executive officers as a group.

In accordance with Securities and Exchange Commission rules, beneficial ownership includes any shares for which a person or entity has sole or shared voting power or investment power and any shares for which the person or entity has the right to acquire beneficial ownership within 60 days after February 13, 2017 through the exercise of any option, warrant or otherwise. Except as noted below, we believe that the persons named in the table have sole voting and investment power with respect to the shares of common stock set forth opposite their names. Percentage of beneficial ownership is based on 35,961,396 shares of common stock outstanding as of February 13, 2017, plus any shares of common stock issuable upon exercise of presently exercisable common stock options or common stock warrants held by such person or entity. All shares included in the “Right to Acquire” column represent shares subject to outstanding stock options or warrants that are exercisable within 60 days after February 13, 2017. The address of each of our directors and executive officers is c/o Ohr Pharmaceutical, Inc., 800 Third Avenue, 11th Floor, New York, New York 10022.

Name and Address of Beneficial Owner	Shares Owned	Right to Acquire (1)	Common and Warrant Shares Owned Beneficially	Fully Diluted Ownership Percentage (2)
Orin Hirschman (3)	2,376,939	383,000	2,759,939	7.6%

Jason Slakter (4)	2,120,764	37,500	2,158,264	6.0%

Ira Greenstein (5)	331,051	254,333	585,384	1.6%

Sam Backenroth (6)	141,167	178,333	319,500	*

Thomas Riedhammer (7)	8,000	219,667	227,667	*

June Almenoff (8)	16,900	219,667	236,567	*

Avner Ingerman (9)	61,000	150,000	211,000	*

All Officers and Directors as a Group	5,055,821	1,442,500	6,498,321	17.4%

*	Less than 1%.

(1)	Only includes vested and exercisable securities, including securities exercisable within 60 days after February 13, 2017.

(2)	Calculated on the basis of shares of Common Stock outstanding plus the number of shares such holder has the right to acquire.

(3)	Mr. Hirschman is the sole member of AIGH Investment Partners LLC (“AIGH”) and directly determines investment and voting decisions, and AIGH directly owns shares and warrants to purchase common stock. Mr. Hirschman indirectly owns shares as custodian of accounts for the benefit of his minor children. Mr. Hirschman shares voting and dispositive power over shares and warrants held by The Tzedakah Fund.

(4)	Consists of 925,000 shares of common stock held by Dr. Slakter directly and 1,195,724 shares of common stock held by SKS Ocular I LLC, an affiliate of Dr. Slakter. Dr. Slakter has sole voting and dispositive power over shares and options held by Dr. Slakter personally. Dr. Slakter shares voting and dispositive power over shares held by SKS Ocular I LLC. Dr. Slakter disclaims any beneficial ownership of the 1,195,724 shares of common stock held by SKS Ocular I LLC except to the extent of his pecuniary interest therein.

(5)	Includes shares currently issuable upon exercise of options granted to Mr. Greenstein.

(6)	Includes shares currently issuable upon exercise of options granted to Mr. Backenroth.

(7)	Includes shares currently issuable upon exercise of options granted to Dr. Riedhammer.

(8)	Includes shares currently issuable upon exercise of options granted to Dr. Almenoff.

(9)	Includes shares currently issuable upon exercise of options granted to Dr. Ingerman.

OTHER MATTERS

Management does not know of any business to be transacted at the meeting other than as indicated herein. However, certain stockholders may present topics for discussion from the floor. Should any such matter properly come before the meeting for a vote, the persons designated as proxies will vote thereon in accordance with their best judgment. You are urged to sign, date and mail the enclosed proxy in the prepaid envelope provided for such purpose. It is hoped that registered stockholders will give us advance notice of their plans by marking the box provided on the proxy card. A list of our Stockholders of record at the close of business on February 13, 2017, will be available at the Annual Meeting and during the ten days prior thereto, at the office of the Company’s counsel, Troutman Sanders LLP, 875 Third Avenue, New York, New York 10022.

If you will need special assistance at the Annual Meeting because of a disability, or if you require directions to the Meeting, please contact Ira Greenstein, the Corporate Secretary of the Company, at (212) 682-8452.

By Order of the Board of Directors,

Ira Greenstein

Secretary

New York, New York

March 3, 2017

Ohr Pharmaceutical, Inc.

2017 Annual Meeting of Stockholders of
Ohr Pharmaceutical, Inc.

Date:	Friday, April 14, 2017
Place:	Troutman Sanders LLP, 875 Third Avenue, New York, NY 10022
Time:	11:00 am, Local Time

Please make your marks like this: ☒ Use dark black pencil or pen only.

The Board of Directors recommends a vote FOR all the named nominees as directors, and FOR Proposals 2 and 3.

DIRECTORS
		FOR	WITHHOLD		RECOMMEND

1.	To elect two directors to hold office until the 2019 Annual Meeting of Stockholders;

	01. June S. Almenoff, M.D. PH.D.	☐	☐		FOR
	02. Thomas Reidhammer, PH.D.	☐	☐		FOR

		FOR	AGAINST	ABSTAIN

2.	To approve a non-binding advisory resolution on executive compensation.	☐	☐	☐	FOR

3.	To ratify the selection of MaloneBailey, LLP as our independent auditors for the 2017 fiscal year.	☐	☐	☐	FOR

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Authorized Signatures - This section must be completed for your instructions to be executed.

Please Sign Here	Please Date Above

Please Sign Here	Please Date Above

Ohr Pharmaceutical, Inc.

2017 Annual Meeting of Stockholders of Ohr Pharmaceutical, Inc. to be held April 14, 2017 for Holders as of February 13, 2017 This Proxy is solicited on behalf of the Board of Directors

INTERNET		TELEPHONE
Go To:
www.proxypush.com/OHRP		CALL 1-866-206-4393

● Cast your vote online.	OR	● Use any touch-tone telephone.
● Have your Proxy Card ready.		● Have your Proxy Card ready.
● Follow the simple instructions to record your vote.		● Follow the simple recorded instructions.

MAIL
OR	● Mark, sign and date your Proxy Card.
● Detach your Proxy Card.
● Return your Proxy Card in the postage-paid envelope provided.

All votes must be received by 5:00 PM Eastern Time April 13, 2017.

PROXY TABULATOR FOR
OHR PHARMACEUTICAL, INC. P.O. BOX 8016 CARY, NC 27512-9903

EVENT #

CLIENT #

Copyright © 2017 Mediant Communications, Inc.. All Rights Reserved

Proxy - OHR PHARMACEUTICAL, INC.

PROXY FOR ANNUAL MEETING TO BE HELD ON APRIL
14, 2017
THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS

The undersigned stockholder hereby appoints JASON S. SLAKTER and SAM BACKENROTH or either of them (each with full power to act alone), as attorneys and proxies for the undersigned, with the power to appoint his or her substitute, to represent and to vote all the shares of common stock of Ohr Pharmaceutical, Inc. (the “Company”), which the undersigned would be entitled to vote, at the Company’s Annual Meeting of Stockholders to be held at the offices of Troutman Sanders LLP, 875 Third Avenue, New York, NY 10022 on April 14, 2017, at 11:00 a.m., local time, and at any adjournments thereof, subject to the directions indicated on the reverse side hereof.

In their discretion, the Proxy is authorized to vote upon any other matter that may properly come before the meeting or any adjournments thereof.

This proxy, when properly executed, will be voted in the manner directed on the reverse side by the undersigned stockholder.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

PROXY TABULATOR FOR

OHR PHARMACEUTICAL, INC.
P.O. BOX 8016
CARY, NC 27512-9903